      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 1997

                                                     REGISTRATION NO. 333-38721

-------------------------------------------------------------------------------
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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                     -----------

                                   AMENDMENT NO. 1
                                         TO
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                     -----------

                                 THE MACERICH COMPANY
                (Exact name of Registrant as specified in its charter)

                MARYLAND                                   95-4448705
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                   Identification Number)

                           233 WILSHIRE BOULEVARD, NO. 700
                            SANTA MONICA, CALIFORNIA 90401
                                    (310) 394-6911

  (Address, including zip code, and telephone number, including area code, of
                      Registrant's principal executive offices)

                                     -----------

                             ARTHUR M. COPPOLA, PRESIDENT
                                 THE MACERICH COMPANY
                           233 WILSHIRE BOULEVARD, NO. 700
                            SANTA MONICA, CALIFORNIA 90401
                                    (310) 394-6911
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                     -----------

                             COPIES OF COMMUNICATIONS TO:
     THOMAS J. LEARY, ESQ.                           RICHARD A. BAYER, ESQ.,
     O'MELVENY & MYERS LLP                       GENERAL COUNSEL AND SECRETARY
     400 SOUTH HOPE STREET                           THE MACERICH COMPANY
LOS ANGELES, CALIFORNIA 90071-2899              233 WILSHIRE BOULEVARD, NO. 700
        (213) 669-6000                           SANTA MONICA, CALIFORNIA 90401
                                                        (310) 394-6911

                                     -----------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by the Selling Securityholders.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/


    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /



    If this Form is a post-effective amendment filed pursuant to
Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.    / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                               Proposed Maximum         Proposed Maximum
  Title of Each Class of Securities      Amount to be         Offering Price Per       Aggregate Offering           Amount of
          to be Registered                Registered               Security                   Price             Registration Fee
--------------------------------------------------------------------------------------------------------------------------------

 7-1/4% Convertible Subordinated
    Debentures due 2002                  $119,380,000                100%                $119,380,000(1)             $36,175(4)

--------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value per
    share                               3,835,502(2)(3)               --                       --                        --
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) Such number represents the number of shares of Common Stock initially issuable upon conversion of the Debentures registered hereby and, pursuant to Rule 416 under the Securities Act of 1933, as amended, such indeterminate number of shares of Common Stock as may be issued from time to time upon conversion of the Debentures by reason of adjustment of the conversion price under certain circumstances outlined in the Prospectus.
(3) Pursuant to Rule 457(i), no registration fee is payable in connection with the Common Stock issuable upon conversion of the Debentures.
(4) The registration fee has previously been paid by the Registrant.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    SUBJECT TO COMPLETION, DATED DECEMBER 22, 1997


PROSPECTUS

                                 THE MACERICH COMPANY

         $119,380,000 OF 7-1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2002
                                         AND
                           3,835,502 SHARES OF COMMON STOCK

                                     -----------

    This Prospectus relates to the offer and sale by the selling securityholders named herein (the "Selling Securityholders") of $119,380,000 aggregate principal amount of 7-1/4% Convertible Subordinated Debentures due 2002 (the "Offered Debentures") of The Macerich Company, a Maryland corporation ("Macerich" or the "Issuer"), and the 3,835,502 shares (subject to adjustment in certain circumstances) of the Issuer's Common Stock, $0.01 par value per share (the "Common Stock"), issued or issuable upon the conversion of the Offered Debentures. The Offered Debentures and the Common Stock issued or issuable upon conversion of the Offered Debentures (the "Offered Shares") are sometimes collectively referred to herein as the "Offered Securities." The Offered Debentures were issued and sold to the Selling Securityholders in private offerings in June 1997 and July 1997 without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on the exemption from registration provided by Rule 144A under the Securities Act. Concurrently with the original issuance and sale of the Offered Debentures, the Issuer issued and sold an additional $42,020,000 aggregate principal amount of its 7-1/4% Convertible Subordinated Debentures due 2002 to non-United States persons in off-shore transactions outside the United States without registration under the Securities Act in reliance on the exemption from registration provided by Regulation S under the Securities Act (the "Regulation S Debentures" and, together with the Offered Debentures, the "Debentures"). This Prospectus does not relate to the offer or sale by any holder of the Regulation S Debentures or the shares of Common Stock issued or issuable upon the conversion of the Regulation S Debentures (the "Regulation S Shares").

    The Debentures mature on December 15, 2002. The Debentures are convertible into shares of Common Stock prior to redemption, repurchase or maturity at a conversion price of $31.125 per share, subject to adjustment under certain conditions. A holder of Debentures (a "Holder") may not convert any Debenture if as a result of such conversion any person (with certain limited exceptions) would own or be deemed to own, directly or constructively, more than 5% of the outstanding Common Stock. See "Description of Common Stock--Restrictions on Transfer."

    Interest on the Debentures is payable semi-annually in arrears on June 15 and December 15 in each year, commencing on December 15, 1997. Payments will be made without deduction for United States withholding taxes to the extent described herein. See "United States Federal Income Taxation
Considerations--United States Taxation of Domestic Holders of Debentures and --United States Taxation of Foreign Holders of Debentures."


    The Debentures are redeemable in whole or in part, at the option of the Issuer, at any time on or after June 15, 2002 at par plus accrued interest. The Debentures are also redeemable for certain reasons intended to protect the Issuer's status as a real estate investment trust ("REIT") or in the event the Issuer becomes liable to pay Additional Amounts (as defined herein) as a result of any change in the United States federal income tax laws or the regulations, rulings or interpretations with respect thereto. The Debentures are subordinate to all existing and future Senior Indebtedness and Subsidiary Indebtedness (each as defined herein), which together include certain obligations of the Issuer and the Company Subsidiaries (as defined herein). See "Description of the Debentures--Subordination." The Indenture (as defined herein) does not limit the amount of Senior Indebtedness or Subsidiary Indebtedness that the Issuer or the Company Subsidiaries may incur, respectively.

    The Offered Securities may be sold by the Selling Securityholders from time to time to or through underwriters, directly to other purchasers or through agents. This Prospectus is not the exclusive means for resales of Debentures or Common Stock owned by the Selling Securityholders, who may, for example, sell Debentures or Common Stock under Rule 144 under the Securities Act. The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Sales of Offered Securities may be effected from time to time in one or more transactions on such national securities exchanges on which the Debentures or the Common Stock may be listed, or have unlisted trading privileges, or in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. The Issuer has agreed to bear substantially all expenses of registration of the Offered Securities under federal and state securities laws, other than commissions, fees and discounts of underwriters, brokers, dealers and agents, and to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. See "Plan of Distribution."


    The Selling Securityholders, and intermediaries through whom such securities are sold, may be deemed "underwriters" within the meaning of the Securities Act with respect to the Offered Securities, and any profits realized or commissions received may be deemed underwriting compensation.
The Selling Securityholders and the Issuer have each agreed to indemnify the other against certain liabilities, including liabilities under the Securities Act. See "Plan of Distribution."

    The Issuer will not receive any of the proceeds from the sale of the Offered Securities by the Selling Securityholders. The Issuer received approximately $156.0 million in net proceeds from the initial offering of the Debentures after payment of underwriting discounts and commissions and expenses with respect thereto.


    The Debentures are listed on the Luxembourg Stock Exchange. The Common Stock is not listed on the Luxembourg Stock Exchange. The Common Stock is listed on the New York Stock Exchange and trades under the symbol "MAC". On December 19, 1997, the reported last sale price of the Common Stock on the New York Stock Exchange was $26.75 per share. The Offered Debentures, prior to their resale pursuant to this Prospectus, were eligible for trading through the Private Offerings, Resale and Trading through Automated Linkages Market (the "PORTAL Market"). Any Offered Debentures sold pursuant to this Prospectus will no longer be eligible for trading on the PORTAL Market.



    SEE "RISK FACTORS" AT PAGE 4 OF THIS PROSPECTUS FOR CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE OFFERED SECURITIES.

                                     -----------

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                   PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                                IS A CRIMINAL OFFENSE.

                                     -----------



             THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED
                  ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY
                    REPRESENTATION TO THE CONTRARY IS UNLAWFUL.



                   The date of this Prospectus is December __, 1997.

                                AVAILABLE INFORMATION

    The Issuer has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 with respect to the Offered Securities. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Issuer and the Offered Securities, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected without charge at the public reference facilities maintained at the principal office of the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained upon written request from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed (or incorporated by reference) as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

    The Issuer is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Issuer may be inspected and copied at the public reference facilities maintained by the Commission at the addresses shown above. Copies of such material can be obtained from the Public Reference Section of the Commission at the address shown above at prescribed rates or through the Commission's Website. In addition, reports, proxy statements and other information concerning the Issuer can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which the Common Stock is listed.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    There are incorporated herein by reference the following documents of the Issuer filed with the Commission: (1) the Issuer's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (2) the Issuer's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; (3) the Proxy Statement for the Issuer's 1997 Annual Meeting of Shareholders held on May 28, 1997; (4) the Issuer's Current Report on Form 8-K, event date November 30, 1996, as amended by Form 8-K/A, filed February 4, 1997; (5) the Issuer's Current Report on Form 8-K, event date December 30, 1996, as amended by Form 8-K/A, filed February 27, 1997; (6) the Issuer's Current Report on Form 8-K, event date June 20, 1997; (7) the Issuer's Current Report on Form 8-K, event date August 6, 1997, as amended by Form 8-K/A, filed October 16, 1997; (8) the description of the Issuer's Common Stock contained in the Issuer's registration statement filed under the Exchange Act and any amendments or reports filed for the purpose of updating such description; and (9) all documents filed by the Issuer pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities.


    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Issuer will provide without charge to each person, including any beneficial holder, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all the foregoing documents incorporated by reference herein, including exhibits specifically incorporated by reference in such documents but excluding all other exhibits to such documents. Requests should be made to the Corporate Secretary of the Issuer at 233 Wilshire Boulevard, Santa Monica, California 90401, telephone number (310) 394-6911. Copies of all documents filed by the Issuer with the Commission can be reviewed on or obtained from the Commission's Website at http://www.sec.gov.

    UNLESS THE CONTEXT INDICATES OTHERWISE, ALL REFERENCES TO THE "COMPANY" IN THIS PROSPECTUS INCLUDE THE ISSUER AND THOSE ENTITIES OWNED OR CONTROLLED BY THE ISSUER, WHICH ENTITIES INCLUDE, WITHOUT LIMITATION, THE OPERATING PARTNERSHIP AND THE PROPERTY PARTNERSHIPS, OTHER THAN THE PROPERTY PARTNERSHIPS WHICH OWN THE JOINT VENTURE CENTERS. SEE "GLOSSARY" FOR THE DEFINITIONS OF CERTAIN TERMS USED IN THIS PROSPECTUS.


                                     THE COMPANY

    The Issuer was formed in 1993 to continue and expand the business of The Macerich Group, which since 1972 has focused on the acquisition, ownership, redevelopment, management and leasing of regional shopping centers and community shopping centers located throughout the United States. As of the date of this Prospectus, the Company owns or has ownership interests in 26 regional shopping centers and three community shopping centers located in twelve states, containing approximately 22.1 million square feet of gross leasable area ("GLA") (the 29 regional and community shopping centers described above and any shopping centers acquired after the date of this Prospectus are referred to hereinafter as the "Centers").

    The Issuer was organized as a Maryland corporation in September 1993 to continue and expand the business of The Macerich Group, which has been engaged in the shopping center business since 1965. The Macerich Group consists of Mace Siegel, Arthur M. Coppola, Dana K. Anderson and Edward C. Coppola (the "Principals") and certain business associates and members of management of the Company. The Principals are directors and executive officers of the Issuer and have a combined total of over 100 years of experience in the shopping center business.

    The Issuer operates through The Macerich Partnership L.P., a Delaware limited partnership (the "Operating Partnership"). The Issuer has a majority ownership interest in the Operating Partnership and, as the sole general partner, has exclusive power to manage and conduct the business of the Operating Partnership, subject to certain limited exceptions. The Issuer conducts all of its operations through the Operating Partnership, two management companies, Macerich Property Management Company and Macerich Management Company, both California corporations (the "Management Companies"), and certain single purpose entities (the "Property Partnerships") jointly owned by the Issuer and the Operating Partnership and, in the case of the entities which own the Centers which are not wholly-owned by the Company (the "Joint Venture Centers"), third-party joint venture partners. The Operating Partnership owns all of the non-voting preferred stock (generally entitled to dividends equal to 95% of cash flow) of each of the Management Companies. All of the outstanding voting common stock of each of the Management Companies is owned by the Principals.

    The Company's primary objective is to enhance stockholder value by increasing its Funds from Operations ("FFO") per share, primarily by focusing on the acquisition of potentially dominant franchise regional malls that have internal growth characteristics. The Company's strategy is to increase the net operating income of each acquired property by rolling below-market rents up to market levels as leases expire, expanding the Centers, adding department stores, changing the tenant mix and increasing occupancy levels. In addition to its acquisition strategy, the Company also seeks to improve the financial performance of the Centers that it already owns by rolling below-market rents up to market levels as leases expire, increasing occupancy levels, and redeveloping, expanding and renovating the properties.

    The Company's principal executive offices are located at 233 Wilshire Boulevard, No. 700, Santa Monica, California 90401 and its telephone number is
(310) 394-6911.

                                     RISK FACTORS

    Prospective investors should carefully consider, among other factors, the matters described below in evaluating an investment in the Offered Securities.

RISKS OF REAL ESTATE INVESTMENTS

    GENERAL FACTORS AFFECTING INVESTMENTS IN SHOPPING CENTERS; COMPETITION

    Real property investments are subject to varying degrees of risk that may affect the ability of the Centers to generate sufficient revenues to meet operating and other expenses, including debt service, lease payments, capital expenditures and tenant improvements, and to make distributions to their owners and the Issuer's stockholders. Income from shopping center properties may be adversely affected by a number of factors, including: the national economic climate; the regional economic climate (which may be adversely impacted by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of or a reduction in demand for retail space); perceptions by retailers or shoppers of the safety, convenience and attractiveness of the shopping center; and increased costs of maintenance, insurance and operations (including real estate taxes). In addition, investments in shopping centers and other real estate are relatively illiquid. If the Centers were liquidated in the current real estate market, the proceeds to the Company might be less than the Company's total investment in the Centers. There are numerous shopping facilities that compete with the Centers in attracting tenants to lease space, and an increasing number of new retail formats other than retail shopping centers that compete with the Centers for retail sales. Increased competition could adversely affect the Company's revenues. Income from shopping center properties and shopping center values are also affected by such factors as applicable laws and regulations, including tax and zoning laws, interest rate levels and the availability of financing.

    DEPENDENCE ON TENANTS

    The Company's revenues and funds available for distribution would be adversely affected if a significant number of the Company's lessees were unable to meet their obligations, if the Company were unable to lease a significant amount of space in the Centers on economically favorable terms, or if for any other reason, the Company were unable to collect a significant amount of rental payments. A decision by a department store or other large retail store tenant (an "Anchor") to cease operations at a Center could also have an adverse effect on the Company. The closing of an Anchor could, under certain circumstances, allow certain other Anchors to terminate their leases or cease operating their stores at the Center. In addition, mergers, acquisitions, consolidations or dispositions in the retail industry could result in the loss of tenants at one or more Centers. Furthermore, if the sales of retailers operating in the Centers were to decline sufficiently, tenants may be unable to pay their minimum rents or expense recovery charges. In the event of a default by a lessee, the Center may experience delays and costs in enforcing its rights as lessor. See "--Bankruptcy of Retail Stores."

    RISKS OF MANAGEMENT AND LEASING BUSINESS

    Each of the Management Companies is subject to the risks associated with the property management and leasing business. These risks include the risks that management and leasing contracts with third-party owners will be lost to competitors, that contracts will not be renewed on terms consistent with current terms, and that leasing activity generally may decline. Most of the third-party management contracts can be terminated on 30 to 60 days notice by third parties. Additionally, the compensation of the Management Companies is tied to various revenues under virtually all of the property management agreements with third-party owners.


    ACQUISITION AND REDEVELOPMENT STRATEGY

    The Company's historical growth in revenues, net income and Funds From Operations have been closely tied to the acquisition and redevelopment of shopping centers. Many factors, including the availability and cost of capital, overall debt to market capitalization ratio, interest rates and the availability of attractive acquisition targets, among others, will affect the Company's ability to acquire and redevelop additional properties in the future.


CONFLICTS OF INTEREST

    MANAGEMENT COMPANIES

    The management, leasing and redevelopment business of the Company is carried on through the Management Companies. The Principals own 100% of the outstanding voting common stock of each of the Management Companies, and the Operating Partnership owns 100% of the outstanding non-voting preferred stock of each of such entities. As the holder of 100% of the preferred stock, the Operating Partnership has the right to receive 95% of the net cash flow of each
of the Management Companies.   However, since each of the Management Companies
is an operating company and not a passive entity, the Company's investment in the Management Companies, through non-voting preferred stock, is subject to the risk that the Principals might have interests that are inconsistent with the interests of the Company.

    The Management Companies have entered into management agreements ("Management Agreements") with the Operating Partnership and each of the Property Partnerships (other than the Property Partnership which owns West Acres
Center) providing for the day-to-day property management of the Centers.   The
Operating Partnership or the applicable Property Partnership has the right to terminate the relevant Management Agreement at any time. The terms of certain of the Management Agreements have not been negotiated on an arm's-length basis. However, the Company believes the terms of the Management Agreements are fair to the Company and are similar to the terms of Management Agreements that the Management Companies have recently entered into with unaffiliated owners of shopping centers. The Principals have a conflict of interest with respect to their obligations as executive officers and directors of the Company, which through the Operating Partnership is required to enforce the terms of the Management Agreements with the Management Companies. The failure by the Company to enforce the material terms of those agreements could have an adverse effect on the Company.

    The Management Companies also provide management, leasing, construction and redevelopment services for shopping centers owned by third parties who are unaffiliated with the Company. In addition, the Management Companies may from time to time agree to manage additional shopping centers that might compete with the Centers. These arrangements may also create conflicts of interest for the Principals.

    TAX CONSEQUENCES OF SALE OF CERTAIN CENTERS

    The sale of certain of the Centers will cause adverse tax consequences to the Principals. As a result, the Principals might not favor a sale of these Centers even though such a sale could be beneficial to other stockholders of the Company. See "United States Federal Income Tax Considerations--Tax Aspects of the Issuer's Investments in Partnerships."

    PRINCIPAL GUARANTEES

    The Principals have guaranteed certain of the mortgage loans encumbering the Centers. As of the date of this Prospectus, the aggregate principal amount of such loans is approximately $23.8 million, and the aggregate principal amount guaranteed by the Principals is approximately $15.0 million. The existence of such guarantees could result in the Principals having interests that are inconsistent with the interests of the Company.

NO LIMITATION ON DEBT

    Since the Issuer's initial public offering of Common Stock in March 1994, the Company has had a debt level of less than 50% of the Company's Total Market Capitalization. The organizational documents of the Company, however, do not limit the amount or percentage of indebtedness that it may incur. Accordingly, the Board of Directors of the Issuer (the "Board of Directors") could alter or eliminate this current practice with respect to borrowing. If this practice were changed, the Company could become more highly leveraged, resulting in an increased risk of default on its obligations and an increase in debt service requirements, either of which could adversely affect the financial condition and results of operations of the Company and the ability of the Issuer to make debt service payments with respect to the Debentures.

ABILITY TO CHANGE POLICIES OF THE COMPANY

    The investment and financing policies of the Company and its policies with respect to certain other activities, including growth, debt capitalization, distributions, REIT status of the Issuer and operating policies, have been and will continue to be determined by the Board of Directors. The Board of Directors has no present intention to amend or revise these policies. However, the Board of Directors may do so at any time without a vote of the Issuer's stockholders. A change in these policies could adversely affect the Company's financial condition or results of operations and the ability of the Issuer to make debt service payments with respect to the Debentures. See "--No Limitation on Debt."

INABILITY TO QUALIFY AS A REIT

    The Company believes that it has operated so as to qualify the Issuer as a REIT under the United States Internal Revenue Code of 1986, as amended the ("Code") and intends to operate so that the Issuer may remain so qualified. No assurance, however, can be given that the Issuer has qualified or will be able to remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations. The complexity of these provisions and the applicable income tax regulations that have been promulgated under the Code (the "Treasury Regulations") is greater in the case of a REIT that holds its assets in partnership form. The determination of various factual matters and circumstances not entirely within the Issuer's control may affect the Issuer's ability to qualify as a REIT. See "--Outside Partners in Joint Venture Centers." In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to the Issuer's qualification as a REIT or the federal income tax consequences of such qualification. See "United States Federal Income Tax Considerations."

    If in any taxable year the Issuer were to fail to qualify as a REIT, the Issuer would not be allowed a deduction for distributions to stockholders in computing its taxable income and would be subject to federal income tax on its taxable income at regular corporate rates. Unless entitled to relief under certain statutory provisions, the Issuer would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, net income and the funds available for payments to Holders and distributions to the Issuer's stockholders would be reduced for each of the years involved. Although the Company currently intends to operate in a manner designed to qualify the Issuer as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Board of Directors to revoke the REIT election. See "United States Federal Income Tax Considerations."

RISKS OF DEBT FINANCING

    The Company is subject to the risks associated with debt financing, including the risk that the Company's cash flow will be insufficient to meet required payments of principal and interest. Other than the Debentures, the Company's outstanding indebtedness represents obligations of the Operating Partnership and certain Property Partnerships that hold the Centers and most of which is nonrecourse to the applicable obligor. A majority of the Centers are mortgaged to secure payment of this indebtedness, and if the mortgage payments cannot be made, a loss could be sustained as a result of foreclosure by the mortgagee. Any outstanding indebtedness under the Company's working capital credit facility is the obligation of the Operating Partnership and certain Property Partnerships.

    The Company's current indebtedness bears interest at both fixed rates and floating rates. For future financings, the Company intends to seek the most attractive financing arrangements available at the time, which may involve either fixed or floating interest rates. With respect to floating rate indebtedness, increases in interest rates could adversely affect the Company's Funds from Operations, funds available for distribution and its ability to meet its debt service obligations. In connection with $65.1 million of the Company's floating rate indebtedness, as of the date of this Prospectus, the Company has entered into interest rate protection agreements that limit the Company's exposure to increases in interest rates. Consideration will be given to acquiring interest rate caps or entering into other interest rate protection agreements if appropriate with respect to future floating rate indebtedness to reduce exposure to interest rate increases on such debt.

    The Company is obligated to make balloon payments of principal under mortgages on certain of the Centers. Although the Company anticipates that it will be able to refinance such indebtedness by the time the balloon payments become due, or otherwise obtain funds by selling assets or by raising equity, there can be no assurance that it will be able to do so. In addition, interest rates on, and other terms of, any debt issued to refinance such mortgage debt may be less favorable than the terms of the current mortgage debt.

    To qualify as a REIT under the Code, the Issuer generally is required each year to distribute to its stockholders at least 95% of its net taxable income determined without regard to net capital gains and the dividends paid deduction. See "United States Federal Income Tax Considerations--Taxation of the Company." The Company could be required to borrow funds on a short-term basis or liquidate investments to meet the distribution requirements that are necessary to qualify the Issuer as a REIT, even if management believed that then prevailing market conditions did not favor such actions.

OUTSIDE PARTNERS IN JOINT VENTURE CENTERS

    The Company owns partial interests in the Property Partnerships which own the Joint Venture Centers. Such investments involve risks not otherwise present with respect to wholly owned Centers.

    The Company may have certain fiduciary responsibilities to its partners which it will need to consider when making decisions that affect the Joint Venture Centers. The Company does not have sole control of certain major decisions relating to the Joint Venture Centers, including certain decisions with respect to sales, refinancings and the timing and amount of additional capital contributions thereto. Under certain circumstances, such as the Operating Partnership's failure to contribute its share of additional capital needed by these Property Partnerships, or defaults by the Operating Partnership under the partnership agreement for a Property Partnership or other agreements relating to the Property Partnerships or the Joint Venture Centers, the Company may lose its management rights relating to the Joint Venture Centers. In addition, the Company does not have day-to-day operational control with respect to West Acres Center (one of the Joint Venture Centers), nor is it able to control cash distributions therefrom that may jeopardize the Issuer's ability to maintain its qualification as a REIT. These limitations may result in decisions by third parties with respect to such Joint Venture Centers that do not fully reflect the interests of the Company at such time, including decisions relating to the standards that the Company is required to satisfy in order to maintain the Issuer's status as a REIT under the Code.

HOLDING COMPANY STRUCTURE; SUBORDINATION

    The Debentures are general unsecured obligations of the Issuer and are not guaranteed by the Operating Partnership, the Property Partnerships (including the Property Partnerships which own the Joint Venture Centers), the Management Companies or any other subsidiaries of the Issuer (such entities being collectively referred to as the "Company Subsidiaries"). Because the Issuer conducts its operations through the Operating Partnership, the Issuer's ability to service its debt obligations, including its ability to pay the principal of, premium, if any, and interest on the Debentures, and its ability to pay dividends on the Common Stock (including the shares of Common Stock issued or issuable upon conversion of the Debentures (the "Shares")), is strictly dependent upon the earnings and cash flows of the Operating Partnership and the ability of the Operating Partnership to make funds available to the Issuer for such purpose in the form of intercompany distributions. Under the Delaware Revised Uniform Limited Partnership Act, the Operating Partnership would be prohibited from making any distribution to the Issuer to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the Operating Partnership (other than certain nonrecourse liabilities and certain liabilities to the partners) exceed the fair value of the assets of the Operating Partnership.

    The Debentures are subordinated in right of payment to all existing and future Senior Indebtedness of the Issuer and to all existing and future Subsidiary Indebtedness of the Company Subsidiaries. The Indenture does not prohibit the Issuer or any of the Company Subsidiaries from incurring additional Senior Indebtedness or Subsidiary Indebtedness, respectively.

    Under the Indenture, the Issuer is not permitted to pay principal of, premium, if any, or interest on (including payments of Additional Amounts (as defined herein)), or otherwise repurchase or redeem the Debentures (including any repurchase at the election of the Holders upon the occurrence of a Designated Event (as defined herein)) at any time in which there has occurred and is continuing a payment default or any other event of default with respect to any Senior Indebtedness or any Subsidiary Indebtedness (other than any such Senior Indebtedness or Subsidiary Indebtedness which is secured by real property) which permits the holder thereof to accelerate the maturity thereof. Moreover, in the event of the insolvency, bankruptcy, reorganization, dissolution or other winding up of the Issuer or any Company Subsidiary, the holders of Senior Indebtedness and Subsidiary Indebtedness will be entitled to receive payment in full before the Holders of Debentures are entitled to receive any payment. In addition, the Debentures are unsecured obligations and thus are effectively subordinated to all secured indebtedness of the Issuer and the Company Subsidiaries to the extent of the value of the assets securing such indebtedness. Most of the outstanding indebtedness of the Issuer and the Company Subsidiaries is secured indebtedness.

    As a consequence of the Issuer's status as a holding company, the Debentures effectively rank junior in right of payment to the prior payment in full of all obligations and liabilities of the Company Subsidiaries. Therefore, the claims of creditors of the Company Subsidiaries, in respect of the assets of each of the Company Subsidiaries, have priority over claims of the Issuer's creditors (including the Holders). The Indenture does not restrict or limit the ability of the Company Subsidiaries to incur, assume or guarantee any indebtedness. Moreover, the Indenture does not restrict or limit the ability of the Issuer or any of the Company Subsidiaries from creating liens and security interests or otherwise encumbering their respective properties and assets, or from making payments and distributions on account of their respective equity interests or securities.

BANKRUPTCY OF RETAIL STORES

    Over the past seven years, three department store companies operating a total of twenty of the current Anchors at the Centers have filed for bankruptcy under the United States Bankruptcy Code of 1978, as amended. As of the date of this Prospectus, seventeen of these stores are still operating and are meeting their current economic obligations to the Centers, one store has been acquired by another department store, one store has been acquired by the Company which is negotiating with potential replacement tenants and one store is being demolished to make space available for a theater complex and adjacent restaurants and shops. The bankruptcy of an Anchor, if followed by its closing or by its sale to a less desirable retailer, could adversely affect customer traffic in a Center and thereby reduce the income generated by that Center. Furthermore, the closing of an Anchor could, under certain circumstances, allow certain other Anchors to terminate their leases or cease operating their stores at the Center or otherwise adversely affect occupancy at the Center. Retail stores at the Centers other than Anchors may also seek the protection of the bankruptcy laws, which could result in the termination of such tenants' leases and thus cause a reduction in the cash flow generated by the Centers.

POSSIBLE ENVIRONMENTAL LIABILITIES

    Under various federal, state, and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to properly remedy environmental hazards, may adversely affect the owner's or operator's ability to sell such property or to borrow using such property as collateral.

    Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is owned or operated by such person. Certain laws impose liability for release of asbestos-containing materials into the air and third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to such materials. In connection with its ownership and operation of the Centers, the Company may be potentially liable under such laws and may incur costs in responding to such liabilities. See "Item 1. Business--Environmental Matters" and Note 10 to the Financial Statements contained in the Issuer's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 for a description of known environmental liabilities.

OWNERSHIP AND GOVERNANCE OF THE COMPANY AND THE OPERATING PARTNERSHIP

    Under the partnership agreement of the Operating Partnership (the "Partnership Agreement"), the Issuer, as the sole general partner of the Operating Partnership, is responsible for the management of the Operating Partnership's business and affairs. Moreover, each of the Principals serves as an executive officer of the Issuer and as a member of the Issuer's Board of Directors on a staggered basis. Accordingly, the Principals have substantial influence over the management of the Issuer and the Operating Partnership. See also "--Conflicts of Interest."

    The Partnership Agreement provides that a decision to merge the Operating Partnership, sell all or substantially all of its assets or liquidate the Operating Partnership must be approved by the holders of at least 75% of the limited partnership interests in the Operating Partnership (the "OP Units"). The Issuer owns less than 75% of the OP Units. Accordingly, the concurrence of at least some of the other holders of OP Units would be required to approve any such transaction.

OWNERSHIP LIMIT; CERTAIN ANTI-TAKEOVER PROVISIONS


    In order for the Issuer to maintain its qualification as a REIT, not more than 50% in value of its outstanding capital stock may (after taking into account options to acquire capital stock) be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. The Issuer's Articles restrict ownership of more than 5% (the "Ownership Limit") of the capital stock by any single stockholder (with limited exceptions for certain holders of OP Units (and their respective families and affiliated entities), including all four Principals). In addition to preserving the Issuer's status as a REIT, the Ownership Limit may (i) have the effect of precluding an acquisition of control of the Issuer without the approval of the Board of Directors of the Issuer even if a change in control were in the interest of stockholders, and (ii) limit the opportunity for stockholders to receive a premium for their Common Stock that might otherwise exist if an investor were attempting to assemble a block of Common Stock in excess of the Ownership Limit or otherwise effect a change in control of the Issuer. The Board of Directors, in its sole discretion, may waive or (subject to certain limitations) modify the Ownership Limit with respect to other stockholders if it is satisfied that ownership in excess of this limit will not jeopardize the Issuer's status as a REIT. See "Description of Common Stock--Restrictions on Transfer" for additional information regarding the Ownership Limit.

    Certain other provisions of the Issuer's Articles and bylaws may have the effect of discouraging a third party from making an acquisition proposal for the Issuer and may thereby inhibit a change in control of the Issuer that some, or a majority, of the holders of Common Stock might believe to be in their best interest or that could give the stockholders the opportunity to realize a premium over the then-prevailing market prices. The provisions include a staggered board of directors, advance notice requirements for stockholder nominations of directors and stockholder proposals, the authority of the directors to consider a variety of factors (other than maximizing stockholder value) with respect to a proposed business combination or other transaction, the authority of the directors to issue one or more series of preferred stock and the authority to create and issue rights entitling the holders thereof to purchase from the Issuer shares of capital stock or other securities or property.



UNINSURED LOSS

    The Company carries comprehensive liability, fire, extended coverage and rental loss insurance covering all of the Centers (except West Acres Center and Manhattan Village Shopping Center), with policy specifications and insured limits customarily carried for similar properties. There are, however, certain types of losses (such as from wars) that are not generally insured because they are either uninsurable or not economically insurable. In addition, while the Company carries earthquake insurance on the Centers located in California, such policies are subject to a deductible equal to 5% of the total insured value of each Center, a $500,000 per occurrence minimum and a combined annual aggregate loss limit of $100 million on these Centers. Furthermore, the Company has elected to carry title insurance on many of the Centers for less than their full value. Should an uninsured loss or a loss in excess of insured limits occur, the Operating Partnership or the Property Partnership, as the case may be, which owns the Center could lose its capital invested in the Center, as well as the anticipated future revenue from the Center, while remaining obligated for any mortgage indebtedness or other financial obligations related to the Center. Any such loss would adversely affect the Company. Moreover, as the general partner of the Operating Partnership and each of the Property Partnerships, the Issuer will generally be liable for any of their unsatisfied obligations other than non-recourse obligations. The Company's management believes that the Centers are adequately insured in accordance with industry standards.

UNITED STATES INCOME TAX TREATMENT OF FOREIGN HOLDERS

    Certain special United States tax considerations apply by reason of the fact that the Debentures are convertible into Common Stock. Under certain limited circumstances, gain on the sale or exchange of Debentures by a foreign Holder (including by reason of the payment of the principal of, premium, if any, or interest on, the Debentures) may be subject to United States income taxation. In such circumstances, the buyer (or the Issuer, as applicable) would be required to collect a 10% withholding tax from the proceeds of such sale or exchange. The Issuer generally would have no "gross-up" obligation with respect to the foregoing tax liabilities. See "United States Federal Income Tax Considerations--United States Taxation of Foreign Holders of Debentures." Distributions of ordinary income paid out of earnings and profits with respect to Common Stock to a Non-U.S. Stockholder (as defined herein) will generally be subject to a 30% withholding tax unless either (i) a lower treaty rate applies, or (ii) the Non-U.S. Stockholder submits an Internal Revenue Service ("IRS") Form 4224 with the Issuer claiming that the distribution is effectively connected income. Distributions attributable to the sale or exchange of an interest in United States real property will generally be subject to United States income taxation (resulting in such Non-U.S. Stockholder being required to file a United States income tax return) and the Issuer will be required to collect a 35% withholding tax from subsequent distributions that it could designate as a capital gain dividend. Additionally, it is possible that gain on the sale or exchange of Common Stock (and distributions in excess of earnings and profits, to the extent they exceed the adjusted basis of the Common Stock) by a Non-U.S. Stockholder may be subject to United States taxation (resulting in such stockholder being required to file a United States income tax return) and the buyer (or the Issuer, as applicable) would be required to collect a 10% withholding tax. See "United States Federal Income Tax Considerations--Taxation of Foreign Stockholders."

MARKET FOR AND LISTING OF DEBENTURES AND COMMON STOCK

    The Debentures are listed on the Luxembourg Stock Exchange. The Issuer does not intend to apply for listing of the Debentures on any securities exchange other than the Luxembourg Stock Exchange. No assurance can be given that a market for the Debentures will develop or, if developed, will be maintained.
To the extent that they trade, the Debentures may trade at a discount from their stated principal.

    Prior to the date of this Prospectus, the Offered Debentures were designated as eligible for trading through the PORTAL Market. Any Offered Debentures sold pursuant to this Prospectus will no longer be eligible for trading through the PORTAL Market.

    The Common Stock is listed on the New York Stock Exchange. The Common Stock is not listed on the Luxembourg Stock Exchange.

                          RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the Company's ratio of earnings to fixed charges for the periods shown.



          Year Ended December 31,          Nine Months Ended September 30,
     --------------------------------      -------------------------------
     1996   1995   1994   1993   1992             1997         1996
     ----   ----   ----   ----   ----             ----         ----
     1.66   1.69   1.58   1.08   1.06             1.41         1.66


    The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of income (loss) before minority interest, extraordinary items and fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (including interest costs capitalized) and amortization of debt issuance costs. To date, the Issuer has not issued any preferred stock; therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are unchanged from the ratios presented in the table above.


                                   USE OF PROCEEDS

    The Issuer will not receive any proceeds from the sale of the Offered Securities by the Selling Securityholders.

                               SELLING SECURITYHOLDERS

    The Selling Securityholders (which term includes their transferees, pledgees, donees and their successors) may from time to time offer and sell pursuant to this Prospectus any or all of the Offered Securities. The Issuer will not receive any of the proceeds from the sale of the Offered Securities.
To the Issuer's knowledge, none of the Selling Securityholders has, or within the past three years has had, any position, office or other material relationship with the Issuer or any of its predecessors or affiliates, except as otherwise indicated below.

    The following table sets forth certain information with respect to the ownership and sale of the Debentures by each of the Selling Securityholders for whom the Issuer is registering the Offered Securities for resale to the public.



                                                                                                                  DEBENTURES
                                                                                                              BENEFICIALLY OWNED
                                                        PRINCIPAL AMOUNT           MAXIMUM PRINCIPAL          AFTER COMPLETION OF
                                                         OF DEBENTURES                AMOUNT OF                 THIS OFFERING
 SELLING SECURITYHOLDER(1)                             BENEFICIALLY OWNED        DEBENTURES TO BE SOLD       (PRINCIPAL AMOUNT AND
                                                     PRIOR TO THIS OFFERING        IN THIS OFFERING             % OF CLASS)(2)
-----------------------------------------------------------------------------------------------------------------------------------
 AON Pension Plan                                             $    500,000             $    500,000                0
 AON Savings Plan - Fund B                                         300,000                  300,000                0
 Brown Brothers Harriman & Co.(3)                                2,478,000                2,478,000                0
 Champion International Corporation Master
  Retirement Trust                                                 650,000                  650,000                0
 Corestates Bank, N.A.(3)                                        1,000,000                1,000,000                0
 Delta Airlines Master Trust                                     1,600,000                1,600,000                0
 Dow Chemical Company Employees
  Retirement Plan                                                1,300,000                1,300,000                0
 Franklin Income Fund                                           55,000,000               55,000,000                0
 Franklin Income Securities Fund                                 5,500,000                5,500,000                0
 Franklin Investors Securities Trust -
  Convertible Securities Fund                                    4,000,000                4,000,000                0
 Franklin Multi-Income Trust                                       500,000                  500,000                0
 Franklin Strategic Series -
  Franklin Strategic Income Fund                                   750,000                  750,000                0
 Franklin Universal Trust                                        2,750,000                2,750,000                0
 Key/SBSF Convertible Securities Fund                              500,000                  500,000                0
 Lazard Freres & Co.(3)                                          2,140,000                2,140,000                0
 Lehman Brothers, Inc.(3)                                        3,582,000                3,582,000                0
 New York Life Insurance Company                                10,000,000               10,000,000                0
 Northwestern Mutual Life Insurance Company(4)                  20,250,000               20,250,000                0
 Port Authority of Allegheny County
  Retirement and Disability Allowance Plan
  for the Employees Represented by Local 85
  of the Amalgamated Transit Union                                 850,000                  850,000                0
 RJR Nabisco Defined Benefit Master Trust                          600,000                  600,000                0
 Societe Generale Securities Corp.                                 890,000                  890,000                0
 Soundshore Partners, L.P.                                       2,000,000                2,000,000                0
 State Street Bank - Custodian(3)                                  440,000                  440,000                0
 UBS Securities, LLC                                             1,800,000                1,800,000                0
                                                                                        -----------

                                                                           TOTAL:      $119,380,000

___________________


(1) Unless otherwise indicated, the information contained in this table with respect to each Selling Securityholder has been furnished to the Issuer by such Selling Securityholder or its agent or representative.

(2) Calculations assume that all of the Offered Debentures will be sold.

(3) The information pertaining to the Selling Securityholder has been furnished to the Issuer by The Depository Trust Company, New York, New York ("DTC"). The Selling Securityholder may hold the Offered Securities as nominee for one or more beneficial owners.

(4) Figures for The Northwestern Mutual Life Insurance Company include $250,000 in principal amount of Debentures held in The Northwestern Mutual Life Insurance Company Group Annuity Separate Account. In the ordinary course of business, Northwestern Mutual Investment Services, Inc., Robert W. Baird & Co. Incorporated, Baird/Mark Capital Group, and MGIC Mortgage Securities Corporation, each of which is a broker-dealer and affiliated with The Northwestern Mutual Life Insurance Company, may, from time to time, have acquired or disposed of, or may in the future acquire or dispose of, securities of The Macerich Company or its affiliates, for such broker-dealers' own accounts or for the accounts of others. Other affiliates of The Northwestern Mutual Life Insurance Company may, in the ordinary course of business, effect transactions in the securities of The Macerich Company or its affiliates. Only security holdings of The Northwestern Mutual Life Insurance Company are reflected in the above table.

    The following table sets forth certain information with respect to the ownership and sale of Common Stock by each of the Selling Securityholders for whom the Issuer is registering the Offered Securities for resale to the public.


                                                                         MAXIMUM NUMBER OF SHARES OF      SHARES OF COMMON STOCK
                                             BENEFICIAL OWNERSHIP                COMMON STOCK            BENEFICIALLY OWNED AFTER
                                           OF SHARES OF COMMON STOCK            TO BE SOLD IN           COMPLETION OF THIS OFFERING
 SELLING SECURITYHOLDERS(1)                PRIOR TO THIS OFFERING(2)           THIS OFFERING(2)          (AMOUNT AND % OF CLASS)(3)
-----------------------------------------------------------------------------------------------------------------------------------
 AON Pension Plan                                       $     34,964             $     16,064                18,900/*
 AON Savings Plan - Fund B                                    14,638                    9,638                 5,000/*
 Brown Brothers Harriman & Co.(4)                             79,614                   79,614                     0
 Champion International Corporation
  Master Retirement Trust                                     20,883                   20,883                     0
 Corestates Bank, N.A.(4)                                     32,128                   32,128                     0
 Delta Airlines Master Trust                                  51,405                   51,405                     0
 Dow Chemical Company Employees
  Retirement Plan                                             41,767                   41,767                     0
 Franklin Income Fund                                      1,767,068                1,767,068                     0
 Franklin Income Securities Fund                             176,706                  176,706                     0
 Franklin Investors Securities Trust -
  Convertible Securities Fund                                128,514                  128,514                     0
 Franklin Multi-Income Trust                                  16,064                   16,064                     0
 Franklin Strategic Series -
  Franklin Strategic Income Fund                              24,096                   24,096                     0
 Franklin Universal Trust                                     88,353                   88,353                     0
 Key/SBSF Convertible Securities Fund                         16,064                   16,064                     0
 Lazard Freres & Co.(4)                                       68,755                   68,755                     0
 Lehman Brothers, Inc.(4)                                    115,084                  115,084                     0
 New York Life Insurance Company                             321,285                  321,285                     0
 Northwestern Mutual Life Insurance Company(5)             1,635,802                  650,602               985,200/3.57%
 Port Authority of Allegheny County
  Retirement and Disability Allowance Plan
  for the Employees Represented by Local 85
  of the Amalgamated Transit Union                            27,309                   27,309                     0
 RJR Nabisco Defined Benefit Master Trust                     19,277                   19,277                     0
 Societe Generale Securities Corp.                            28,594                   28,594                     0
 Soundshore Partners, L.P.                                    64,257                   64,257                     0
 State Street Bank - Custodian(4)                             14,136                   14,136                     0
 UBS Securities, LLC                                          57,831                   57,831                     0


___________________
 * Percentage does not exceed one percent of the Issuer's outstanding Common Stock.

(1) Unless otherwise indicated, the information contained in this table with respect to each Selling Securityholder has been furnished to the Issuer by such Selling Securityholder or its agent or representative.

(2) Assumes conversion of the full amount of the Offered Debentures held by such holder at the initial rate of $31.125 in principal amount of Debentures per share of Common Stock. For purposes of the table, the number of shares of Common Stock issuable upon conversion of the Offered Debentures at such initial rate has been rounded down to the nearest whole share, as fractional shares of Common Stock are not to be issued upon conversion of the Debentures. The per share conversion price, and therefore the number of shares of Common Stock issuable upon conversion of the Debentures, are subject to adjustment under certain circumstances. Accordingly, the number of shares of Common Stock offered hereby may increase or decrease. See "Description of the Debentures--Conversion Rights."

(3) Calculations assume that all of the Offered Shares will be sold by each Selling Securityholder. Percentage of the Common Stock owned by each Selling Securityholder is calculated assuming that all OP Units and all Debentures held by the subject Selling Securityholder are redeemed or converted, as the case may be, for shares of Common Stock and that none of the OP Units or Debentures held by other persons are so redeemed or converted, notwithstanding the percentage limitations under the Issuer's Articles which limit the number of shares that may be acquired by such Selling Securityholder. See "Description of Common Stock."

(4) The information pertaining to the Selling Securityholder has been furnished to the Issuer by DTC. The Selling Securityholder may hold the Offered Shares as nominee for one or more beneficial owners.

(5) Figures for The Northwestern Mutual Life Insurance Company include shares of Common Stock issuable upon conversion of $250,000 in principal amount of Debentures held in The Northwestern Mutual Life Insurance Company Group Annuity Separate Account. The Northwestern Mutual Life Insurance Company holds 985,200 OP Units which are convertible into shares of Common Stock of the Issuer on a one-for-one basis. In the ordinary course of business, Northwestern Mutual Investment Services, Inc., Robert W. Baird & Co. Incorporated, Baird/Mark Capital Group, and MGIC Mortgage Securities Corporation, each of which is a broker-dealer and affiliated with The Northwestern Mutual Life Insurance Company, may, from time to time, have acquired or disposed of, or may in the future acquire or dispose of, securities of The Macerich Company or its affiliates, for such broker-dealers' own accounts or for the accounts of others. Other affiliates of The Northwestern Mutual Life Insurance Company may, in the ordinary course of business, effect transactions in the securities of The Macerich Company or its affiliates. Only security holdings of The Northwestern Mutual Life Insurance Company are reflected in the above table.




   Lazard Freres & Co. is an affiliate of Lazard Capital Markets, which acted as one of the managers with respect to the initial offering of the Debentures.

    Within the last three years, Lehman Brothers, Inc. or one of its affiliates was an underwriter with respect to the Issuer's initial public offering and secondary public offerings of Common Stock, was one of the managers with respect to the initial offering of the Debentures and has performed (and may continue to perform) other financial advisory and/or investment banking services for the Company.

    UBS Securities Inc. was one of the managers with respect to the initial offering of the Debentures.

    Within the past three years, The Northwestern Mutual Life Insurance Company has been a co-owner (general partner or LLC member) with the Operating Partnership of two regional shopping centers. The Northwestern Mutual Life Insurance Company has also made mortgage loans to the Operating Partnership and has contracted with an affiliate of the Operating Partnership which is a management company to manage certain real estate properties. In disclosing the foregoing information, The Northwestern Mutual Life Insurance Company does not concede that such information necessarily constitutes material relationships under Regulation S-K that must be disclosed in this Prospectus.

                                 PLAN OF DISTRIBUTION

    The Offered Securities may be sold by the Selling Securityholders from time to time to or through underwriters, directly to other purchasers or through agents. This Prospectus is not the exclusive means for resales of Debentures or Common Stock owned by the Selling Securityholders, who may, for example, sell Debentures or Common Stock under Rule 144 under the Securities Act.


    The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    Sales of Offered Securities may be effected from time to time in one or more transactions on such national securities exchanges on which the Debentures or the Common Stock may be listed, or have unlisted trading privileges, or in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices.

    In connection with the sale of Offered Securities, underwriters or agents may receive compensation from the Selling Securityholders or from purchasers of Offered Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Selling Securityholders and any underwriters, dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters," and any discounts or commissions received by them from the Selling Securityholders and any profit on the resale of Offered Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. To the extent the Selling Securityholders may be deemed to be underwriters, the Selling Securityholders may be subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule
10b-5 under the Exchange Act.

    To the extent not described herein and as otherwise required by law, the specific amount of the Offered Debentures and Offered Shares being offered or sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer or sale will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part.

    Under agreements that may be entered into by the Selling Securityholders, underwriters and agents who participate in the distribution of Offered Securities may be entitled to indemnification by the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. Pursuant to the Registration Rights Agreement entered into in connection with the original offer and sale of the Debentures by the Issuer, each of the Issuer and the Selling Securityholders will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

    In order to comply with the securities laws of certain states, if applicable, the Offered Securities will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers.

    Certain of the underwriters or agents and their associates may engage in transactions with and perform services for the Company or the Selling Securityholders in the ordinary course of business.

    The Issuer has agreed to bear substantially all expenses of registration of the Offered Securities under federal and state securities laws, other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

    The Common Stock issuable upon conversion of the Offered Debentures has been authorized for listing on the New York Stock Exchange upon official notice of issuance. The Debentures are listed on the Luxembourg Stock Exchange.

                            DESCRIPTION OF THE DEBENTURES


    The Debentures were issued under, and are entitled to the benefits of, an Indenture (the "Indenture") dated as of June 27, 1997 between the Issuer and Chase Manhattan Trustees Limited, as the trustee (in such capacity, the "Trustee"). Effective December 19, 1997, Chase Manhattan Trustees Limited resigned as Trustee, and The Chase Manhattan Bank was appointed by the Issuer to serve as successor Trustee.

    The following statements under this heading are summaries of the detailed provisions of the Debentures and the Indenture, do not purport to be complete and are qualified in their entirety by reference to the Debentures and the Indenture, copies of which are filed as exhibits to the Issuer's Current Report on Form 8-K, event date June 20, 1997, and incorporated herein by reference.

    The Debentures and the Indenture do not limit the securities which may be issued by the Issuer or any of the Company Subsidiaries, and do not contain financial covenants or similar restrictions respecting the Issuer or the Company Subsidiaries and, therefore, Holders do not have any protection (other than their rights upon a Default or an Event of Default as described in "--Events of Default" below) from adverse changes in the Company's financial condition.

    As used herein, "United States" means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. The term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, an estate or trust the income of which is not subject to United States Federal income taxation regardless of its source, a "foreign trust," as defined in Section 7701(a)(31) of the Code, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, any of the foregoing.

PRINCIPAL, MATURITY AND INTEREST

    The Debentures were issued in the aggregate principal amount of $161.4 million and mature on December 15, 2002. $119,380,000 in aggregate principal amount of Debentures were sold without registration under the Securities Act in reliance on the exemption from registration provided by Rule 144A and $42,020,000 in aggregate principal amount of Debentures were sold without registration under the Securities Act in reliance on the exemption from registration provided by Regulation S. The date on which the Debentures were originally issued was June 27, 1997 (the "Issue Date"). The Debentures bear interest from June 27, 1997, at a rate of 7-1/4% per annum, payable semi-annually in arrears on June 15 and December 15 in each year (each an "Interest Payment Date"), commencing on December 15, 1997. Interest on the Debentures accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. The interest payable on December 15, 1997, will amount to $33.83 per $1,000 aggregate principal amount of the Debentures, and on each June 15 and December 15 thereafter will amount to $36.25 per $1,000 aggregate principal amount of the Debentures.

SUBORDINATION

    The Debentures are subordinated in right of payment to the prior payment in full of all existing and future Senior Indebtedness of the Issuer and all existing and future Subsidiary Indebtedness of the Company Subsidiaries. The Debentures do not limit the ability of the Issuer or the Company Subsidiaries to incur additional Senior Indebtedness or Subsidiary Indebtedness, respectively.

    "Senior Indebtedness" means the principal of, premium, if any, and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceeding) on, and fees, charges, expenses, reimbursement and indemnification obligations and all other amounts payable under or with respect to, (i) any indebtedness of the Issuer for money borrowed, including indebtedness of the Operating Partnership for which the Issuer is liable as the general partner of the Operating Partnership, whether or not evidenced by debentures, notes or similar instruments, issued, incurred, or assumed by the Issuer, including any guaranty of any indebtedness for money borrowed of any other person, and whether outstanding on the date of this Prospectus or hereafter created or incurred; (ii) indebtedness incurred, assumed or guaranteed by the Issuer in connection with the acquisition by it or any of the Company Subsidiaries of any other business, properties or assets; (iii) all indebtedness and other obligations guaranteed by the Issuer, including indebtedness of the Operating Partnership for which the Issuer is liable as the general partner of the Operating Partnership, or the payment and performance of which is secured by a lien on property or assets of the Issuer; (iv) any refunding, renewal, extension or refinancing of any such indebtedness, obligation or liability described in clauses (i) through (iii) above; PROVIDED HOWEVER, that "Senior Indebtedness" does not include (x) any indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is subordinate to or pari passu with the Debentures and (y) the Debentures.

    "Subsidiary Indebtedness" means the principal of, premium, if any, and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the applicable Company Subsidiary whether or not a claim for post-filing interest is allowed in such proceeding) on, and fees, charges, expenses, reimbursement and indemnification obligations and all other amounts payable under or with respect to, (i) any indebtedness of any Company Subsidiary for money borrowed, whether or not evidenced by debentures, notes or similar instruments, issued, incurred, or assumed by any such Company Subsidiary, including any guaranty of any indebtedness for money borrowed of any other person, and whether outstanding on the date of this Prospectus or hereafter created or incurred; (ii) indebtedness incurred, assumed or guaranteed by any Company Subsidiary in connection with the acquisition by the Issuer or any Company Subsidiary of any other business, properties or assets; (iii) all indebtedness and other obligations guaranteed by any Company Subsidiary, or the payment and performance of which is secured by a lien on property or assets of such Company Subsidiary; (iv) any refunding, renewal, extension or refinancing of any such indebtedness, obligation or liability described in clauses (i) through (iii) above; PROVIDED HOWEVER, that "Subsidiary Indebtedness" does not include any indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is subordinate to or pari passu with the Debentures.

    Under the Indenture, the Issuer is not permitted to pay principal of, premium, if any, or interest on (including payments of Additional Amounts (as defined herein)), or otherwise repurchase or redeem the Debentures (including any repurchase at the election of the Holders upon the occurrence of a Designated Event (as defined herein)) at any time in which there has occurred and is continuing a payment default or any other event of default with respect to any Senior Indebtedness or any Subsidiary Indebtedness (other than any such Senior Indebtedness or Subsidiary Indebtedness which is secured by real property) which permits the holder thereof to accelerate the maturity thereof.

    Upon any distribution of assets of the Issuer or any Company Subsidiary in any dissolution, winding-up, liquidation or reorganization of the Issuer or such Company Subsidiary, as the case may be, payment of the principal of, premium, if any, and interest on (including payments of Additional Amounts) the Debentures will be subordinated, to the extent and in the manner set forth in the Indenture, to the prior payment in full of all existing and future Senior Indebtedness or Subsidiary Indebtedness, as the case may be. Such subordination will not prevent the occurrence of an Event of Default (as defined below). See "--Events of Default." In addition, by reason of the subordination of the Debentures, in the event of insolvency of the Issuer, Holders may recover less ratably than other general creditors of the Issuer or the Company Subsidiaries.

    The Debentures are obligations exclusively of the Issuer and not of the Company Subsidiaries. Because the only material assets of the Issuer are its interests in the Company Subsidiaries, the Issuer's cash flow and its consequent ability to service debt, including the Debentures, are dependent upon the Funds from Operations of the Company Subsidiaries and the distribution to the Issuer of its share of those Funds from Operations.

    The Debentures are effectively subordinated to all existing and future indebtedness and other liabilities, including current liabilities and commitments under leases, if any, of the Company Subsidiaries. Any right of the Issuer to receive assets of any of the Company Subsidiaries upon liquidation or reorganization of such Company Subsidiary (and the consequent right of the Holders to participate in those assets) is effectively subordinated to the claims of such Company Subsidiary's creditors, except to the extent that the Issuer is itself recognized as a creditor of such Company Subsidiary, in which case the claims of the Issuer would still be subject to any security interests in the assets of such Company Subsidiary and subordinated to any indebtedness of such Company Subsidiary senior to that held by the Issuer.

    The Debentures are unsecured obligations and thus are effectively subordinated to all existing and future secured indebtedness of the Issuer and the Company Subsidiaries to the extent of the value of the assets securing such indebtedness. Most of the outstanding indebtedness of the Issuer and the Company Subsidiaries is secured indebtedness.

DELIVERY AND FORM OF DEBENTURES


DEBENTURES SOLD OUTSIDE THE UNITED STATES

    Debentures sold to subscribers outside the United States (the "Regulation S Debentures," which expression includes the Reg S Global Debentures) were sold in offshore transactions pursuant to Regulation S promulgated under the Securities Act and were represented initially by two temporary Global Debentures, without interest coupons or conversion rights, which were deposited with a common depositary in London for Cedel and Euroclear on the Issue Date. One temporary Global Debenture was issued in bearer form (the "Bearer Global Debenture") and one temporary Global Debenture was issued in fully registered form (the "Registered Global Debenture" and together with the Bearer Global Debenture, the "Reg S Global Debentures"). Upon the issuance of the Reg S Global Debentures, each of Cedel and Euroclear credited, on its respective book-entry registration and transfer system, the respective principal amounts of the Debentures represented by the Reg S Global Debentures to the accounts of institutions that have accounts with it (as the case may be, "Euroclear Participants" or "Cedel Participants"). Ownership of beneficial interests in the Reg S Global Debentures is limited to Euroclear and Cedel Participants or persons that may hold interests through Euroclear or Cedel Participants. Ownership of beneficial interests in the Reg S Global Debentures is shown on, and the transfer of those beneficial interests is effected only through, records maintained by Euroclear and Cedel (with respect to Euroclear and Cedel Participants' beneficial interest) and such Euroclear and Cedel Participants (with respect to the beneficial interests in the Reg S Global Debentures held through Euroclear or Cedel Participants). Each person who owns a beneficial interest in a Reg S Global Debenture relies on the procedures of Euroclear or Cedel and, if such person was not a Euroclear or Cedel Participant, on the procedures of the Euroclear or Cedel Participant through which such person owns its interest, to exercise any rights of a holder of Debentures under the Indenture or a Reg S Global Debenture.

    Interests in the Bearer Global Debenture became exchangeable for definitive Debentures in bearer form (the "Bearer Debentures") with coupons attached, in denominations of $1,000, $10,000, $100,000 and $1,000,000, and
interests in the Registered Global Debenture became exchangeable for definitive Debentures in registered form (the "Registered Debentures") without coupons, in denominations of $1,000, $10,000 or integral multiples of $10,000, in each case commencing on the date 40 days after the Issue Date
(the "Exchange Date"). Any such exchange for definitive Debentures will, in the case of the Registered Global Debenture, be made only upon certification in the form required by the Indenture that each beneficial owner of the Debentures (x) upon such exchange will not beneficially own, directly or constructively, more than 5% of the Issuer's outstanding Common Stock and (y) is not a U.S. person (as defined in Regulation S under the Securities Act). For purposes of calculations as to any particular investor with respect to this limitation on beneficial ownership, the Issuer includes shares of Common Stock issuable upon conversion of Registered Debentures beneficially owned by that investor and excludes shares of Common Stock issuable upon conversion of Debentures beneficially owned by other investors. See "Description of Common Stock." Any exchange for definitive Debentures will, in the case of the Bearer Global Debenture, be made only upon certification that each beneficial owner of such Debenture is (i) a United States Alien (as defined above), (ii) a person described in Section 1.163-5(c)(2)(i)(D)(6) of the United States Treasury Regulations (the "Treasury Regulations") or (iii) a financial institution that has purchased such Bearer Debentures for purposes of resale during the restricted period (as defined in Section 1.163-5(c)(2)(i)(D)(7) of the Treasury Regulations), and such financial institution certifies in addition that it has not acquired such Bearer Debentures for purposes of resale directly or indirectly to a United States Person (as defined in "United States Federal Income Taxation Considerations--United States Taxation of Foreign Holders of Debentures") or within the United States as described in Section 1.163-5 of the Treasury Regulations. A financial institution, whether or not described in (i) or (ii) above, that acquires such Bearer Debentures for purposes of resale during the restricted period (which does not end until the Exchange Date) must give the certification described in
(iii) above. A beneficial owner must exchange its beneficial interests in the Reg S Global Debentures for definitive Debentures before interest payments or other payments will be made or conversion rights may be exercised.


    The Bearer Global Debenture and each Bearer Debenture and coupon carries the following legend: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code." The sections referred to in that legend provide that a United States taxpayer who holds interests in the Bearer Global Debenture or a Bearer Debenture or coupon, with certain exceptions, will not be entitled to deduct any loss on such Bearer Global Debenture or Bearer Debenture or coupon and will not be entitled to any capital gains treatment that might otherwise be applicable to any gain on any sale, exchange, redemption, repurchase or other disposition of such Bearer Global Debenture or a Bearer Debenture or coupon but will be taxed thereon at ordinary income rates instead.

DEBENTURES SOLD IN THE UNITED STATES

    Debentures sold to subscribers in the United States (the "Restricted Debentures," which expression shall include the Restricted Registered Debentures and the Restricted Global Debentures) were sold only to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) ("QIBs") in transactions exempt from registration under the Securities Act and were represented initially by the Restricted Global Debentures registered in the name of Cede & Co. as nominee of DTC.

    Upon the issuance of the Restricted Global Debentures, DTC credited, on its book-entry registration and transfer system, the respective principal amounts of the Debentures represented by the

Restricted Global Debentures to the accounts of institutions that have accounts with it or its nominee ("DTC Participants"). Ownership of beneficial interests in the Restricted Global Debentures is limited to DTC Participants or persons that may hold interests through DTC Participants. Ownership of beneficial interests in the Restricted Global Debentures is shown on, and the transfer of those beneficial interests is effected only through, records maintained by DTC (with respect to DTC Participants' beneficial interests) and such DTC Participants (with respect to beneficial interests in the Restricted Global Debentures held through DTC Participants). Each person owning a beneficial interest in a Restricted Global Debenture must rely on the procedures of DTC and, if such person is not a DTC Participant, on the procedures of the DTC Participant through which such person owns its beneficial interest, to exercise any rights of a Holder of Debentures under the Indenture or a Restricted Global Debenture.

    If (i) the Issuer notifies the Trustee in writing that DTC is no longer willing or able to act as a depository or DTC ceases to be registered as a clearing agency under the Exchange Act and the Issuer is unable to locate a qualified successor within 90 days, (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of definitive Registered Debentures which bear the legend referred to under "--Private Placement of Debentures in the United States" (the "Restricted Registered Debentures") or
(iii) upon the occurrence of certain other events, then, upon surrender by DTC of the Restricted Global Debenture, Restricted Registered Debentures will be issued to each person that DTC identifies as the beneficial owner of the Debentures represented by the Restricted Global Debenture. Upon any such issuance, the Trustee is required to register such Restricted Registered Debentures in the name of such person or persons (or the nominee of any thereof), and cause the same to be delivered thereto.

    Neither the Issuer nor the Trustee shall be liable for any delay by DTC or any DTC Participant or in identifying the beneficial owners of the related Debentures and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Restricted Registered Debentures to be issued).

    Any reference herein to Euroclear, Cedel or DTC shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearance system approved by the Trustee and (in the case of Euroclear and Cedel) the Luxembourg Stock Exchange.

EXCHANGE AND TRANSFER

    At the option of the Holder, and subject to the terms of the Debentures and of the Indenture, Bearer Debentures (provided that all unmatured related coupons are attached) are only exchangeable for an equal aggregate principal amount of Registered Debentures which are Regulation S Debentures in authorized denominations and integral multiples thereof without coupons or Bearer Debentures of authorized denominations without service charge (other than the cost of delivery) but upon payment of any taxes and other governmental charges as provided in the Indenture. None of the Registered Debentures, the beneficial interests in a Registered Global Debenture or the beneficial interests in a Restricted Global Debenture are exchangeable for Bearer Debentures. Registered Debentures are registered as provided in the Indenture. Title to Bearer Debentures passes by delivery. The registered Holder of a Registered Debenture, a Registered Global Debenture and a Restricted Global Debenture are treated by the Issuer, the Trustee and their respective agents for all purposes as the owner of such Registered Debenture.

    Resales or other transfers of beneficial interests in a Restricted Global Debenture held through DTC to purchasers of beneficial interests in a Restricted Global Debenture through DTC are conducted in accordance with DTC rules and procedures applicable to United States corporate debt obligations and settle in next-day funds. Subject to compliance with the provisions of the Indenture, QIBs holding a beneficial interest in a Restricted Global Debenture through DTC may transfer such beneficial interest to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or in an offshore transaction in accordance with Regulation S under the Securities Act. Upon such transfer the Registrar or Transfer Agent shall reflect on its books a decrease in the principal amount of the Restricted Global Debenture in an amount equal to the beneficial interest so transferred and the Issuer shall
(x) in the case of a transfer to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), deliver Restricted Registered Debentures and (y) in the case of an offshore transaction in accordance with Regulation S under the Securities Act after the Exchange Date, deliver Registered Debentures which are Regulation S Debentures. In the case of a transfer after the Exchange Date of a beneficial interest in a Restricted Global Debenture to a purchaser in an offshore transaction in accordance with Regulation S under the Securities Act, such transfer shall be conducted in accordance with the procedures described below. Subject to compliance with the provisions of the Indenture, Registered Debentures transferred to QIBs pursuant to Rule 144A are eligible to be held by such QIBs through DTC as a beneficial interest in the Restricted Global Debenture. Upon such transfer, the Registrar or Transfer Agent shall reflect on its books an increase in the principal amount of the Restricted Global Debenture in an amount equal to the Registered Debentures so transferred and the Trustee shall cancel such Registered Debentures.

    Resales or other transfers of beneficial interests in a Bearer Global Debenture or a Registered Global Debenture held through Euroclear or Cedel to purchasers of beneficial interests in such Bearer Global Debenture or such Registered Global Debenture, respectively, are conducted in accordance with the rules and procedures of Euroclear and Cedel and are settled using the procedures applicable to conventional eurobonds.

    Subject to compliance with the provisions of the Indenture, a beneficial interest in the Bearer Global Debenture held through Euroclear or Cedel may be transferred to a purchaser which wants to hold such beneficial interest as a beneficial interest in the Registered Global Debenture through an account of a Cedel or Euroclear Participant. Upon such transfer the Registrar or Transfer Agent shall reflect on its books (x) a decrease in the principal amount of the Bearer Global Debenture in an amount equal to the beneficial interest so transferred and (y) an increase in the principal amount of the Registered Global Debenture in a corresponding amount. A beneficial interest in the Registered Global Debenture held through Euroclear and Cedel may not be transferred to a purchaser which wants to hold such beneficial interest as a beneficial interest in the Bearer Global Debenture through an account of a Cedel or Euroclear Participant.

    Subject to compliance with the provisions of the Indenture, a beneficial interest in the Restricted Global Debenture held through DTC may be transferred to a purchaser which wants to hold such beneficial interest as a beneficial interest in the Registered Global Debenture through an account of a Cedel or Euroclear Participant. Upon such transfer the Registrar or Transfer Agent shall reflect on its books (x) a decrease in the principal amount of the Restricted Global Debenture in an amount equal to the beneficial interest so transferred and (y) an increase in the principal amount of the Registered Global Debenture in a corresponding amount. A beneficial interest in the Restricted Global Debenture held through DTC may not be transferred to a purchaser which wants to hold such beneficial interest as a beneficial interest in the Bearer Global Debenture through an account of a Cedel or Euroclear Participant.

    Subject to compliance with the provisions of the Indenture, a beneficial interest in the Registered Global Debenture held through Euroclear or Cedel may be transferred to a purchaser which wants to hold such beneficial interest as a beneficial interest in the Restricted Global Debenture through an account of a DTC Participant. Upon such transfer the Registrar or Transfer Agent shall reflect on its books (x) a decrease in the principal amount of the Registered Global Debenture in an amount equal to the beneficial interest so transferred and (y) an increase in the principal amount of the Restricted Global Debenture in a corresponding amount. A beneficial interest in the Bearer Global Debenture may not be transferred to a purchaser which wants to hold such beneficial interest as a beneficial interest in the Restricted Global Debenture through an account of a DTC Participant. Neither a beneficial interest in a Registered Global Debenture nor a beneficial interest in a Bearer Global Debenture may be transferred to a purchaser which wants to hold such interest in the form of a Restricted Registered Debenture.

    Subject to compliance with the provisions of the Indenture, prior to the Exchange Date a holder of Restricted Registered Debentures may transfer such Debentures to a purchaser which wants to hold such Debentures as a beneficial interest in the Registered Global Debenture through an account of a Cedel or Euroclear Participant. Upon such transfer the Registrar or Transfer Agent shall reflect on its books an increase in the principal amount of the Registered Global Debenture in an amount equal to the Restricted Registered Debentures so transferred and the Trustee shall cancel such Restricted Registered Debentures. A holder of Restricted Registered Debentures may not transfer such Debentures to a purchaser which wants to hold such Debentures as a beneficial interest in the Bearer Global Debenture through an account of a Cedel or Euroclear Participant.

    Subject to compliance with the provision of the Indenture, after the Exchange Date upon a transfer of Restricted Registered Debentures in an offshore transaction in accordance with Regulation S under the Securities Act, the Trustee shall cancel such Restricted Registered Debentures so transferred and the Issuer shall deliver Registered Debentures which are Regulation S Debentures in a corresponding amount. A purchaser in such transfer may not receive a Bearer Debenture.

    The transfers described above will be conducted in accordance with the rules of DTC, Euroclear or Cedel, as applicable.

    Debentures may be presented for exchange, and Registered Debentures may be presented for transfer (with the form of transfer endorsed thereon duly executed), at the offices of any Transfer Agent or at the office of the Registrar, without service charge but upon payment of any taxes and other governmental charges as provided in the Indenture. Any registration of transfer or exchange will be effected upon the Transfer Agent or the Registrar, as the case may be, being satisfied with the documents of title and identity of the person making the request and, with respect to Registered Debentures, upon registration of such transfer in the Debenture Register, and subject to such reasonable regulations as the Issuer may from time to time agree upon with the Transfer Agents and the Registrar, all as described in the Indenture.
Registered Debentures which are Regulation S Debentures may be transferred in whole or in part in the amount of $1,000, $10,000 or an integral multiple of $10,000, and the Restricted Registered Debentures may be transferred in whole or in part in the amount of $250,000 or integral multiples of $1,000 in excess thereof. In the case of a partial transfer of Debentures, new Debentures may be obtained from the Transfer Agents as described in the Indenture.

    The Issuer will not be required (i) to exchange Bearer Debentures for Registered Debentures which are Regulation S Debentures during the period between the close of business on each June 1 or December 1 (each, an "Interest Record Date") and the opening of business on the next succeeding Interest Payment Date; (ii) to exchange Bearer Debentures for Registered Debentures which are Regulation S

Debentures if, as a result, the Issuer would incur adverse consequences under United States federal income tax law at the time of exchange; or (iii) in the event of a redemption in part, (a) to register the transfer of Registered Debentures or to exchange Bearer Debentures for Registered Debentures which are Regulation S Debentures for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Debentures called for such redemption; (b) to register the transfer of or exchange of any such Registered Debenture, or portion thereof, called for redemption; or (c) to exchange any Bearer Debenture called for redemption; PROVIDED, HOWEVER, that a Bearer Debenture called for redemption may be exchanged for a Registered Debenture which is a Regulation S Debenture that is simultaneously surrendered, with written instruction for payment on the date fixed for redemption, unless the redemption date is after an Interest Record Date and on or before the next Interest Payment Date, in which case such exchange may only be made prior to the Interest Record Date immediately preceding the redemption date.

    The Indenture provides that, for purposes of application of the 5% ownership limit on Common Stock (see "Description of Common Stock"), ownership of the Registered Debentures will be treated as ownership of the Common Stock into which such Debentures are convertible. As a result, the Indenture provides that the Issuer and the Registrar and any Transfer Agent may refuse to exchange or register the transfer of any Registered Debenture if such transfer (a) would, or in the determination of the Board of Directors might, result in a single person beneficially owning (or upon conversion of any Debentures thereupon owning), directly or constructively, more than 5% of the Issuer's outstanding Common Stock (including Common Stock issuable upon conversion of Debentures held by that person, but not Common Stock issuable upon conversion of Debentures held by others) or (b) would cause the Issuer to fail to meet any requirement necessary for the continued qualification of the Issuer as a REIT under the Code. Moreover, if the exchange or transfer of any Debenture would cause either of the consequences described in the preceding sentence, then such exchange or transfer will be null and void AB INITIO as to both the transferor and the intended transferee, and the intended transferee will acquire no rights or economic interests in the Debentures. Each Debenture will bear a legend setting forth the foregoing restrictions.

    The Issuer initially appointed The Chase Manhattan Bank, New York, New York as Registrar and The Chase Manhattan Bank, New York, New York, London, England and Luxembourg as Transfer Agents. The Issuer reserves the right to vary or terminate the appointment of the Registrar or of any Transfer Agent or to appoint additional or other Registrars or Transfer Agents or to approve any change in the office through which any Registrar or any Transfer Agent acts, PROVIDED that, until the Debentures have been delivered to the Trustee for cancellation or monies sufficient to pay the principal of, premium, if any, and interest on the Debentures have been made available for such payment and either paid or returned to the Issuer as provided in the Indenture, there will at all times be a Registrar and Transfer Agent in New York City and a Transfer Agent in a Western European city, and PROVIDED, FURTHER, that so long as the Debentures are listed by the Issuer on the Luxembourg Stock Exchange and the rules of such Exchange shall so require, the Issuer will maintain a Transfer Agent in Luxembourg. Notice of any such termination or appointment and of any change in the office through which the Registrar or any Transfer Agent will act will be given in accordance with "--Notices" below.

    Notwithstanding any statement herein, the Issuer reserves the right to impose or remove transfer, certification, substitution or other requirements, and to require such restrictive legends on Debentures and the Shares, as it may determine are necessary to ensure compliance with the securities laws of the United States and the states therein and any other applicable laws or as may be required by any stock exchange on which the Debentures or the Shares are listed.

CONVERSION RIGHTS

    The Debentures are, subject to the terms of the Debentures and of the Indenture, convertible into Shares, initially at the conversion price of $31.125 per Share (the "Conversion Price") (equivalent to approximately 32.13 Shares for each $1,000 principal amount of Debentures), at any time prior to redemption or repurchase upon the happening of a Designated Event or maturity. The right to convert Debentures called for redemption will terminate at the close of business on the date prior to the date fixed for redemption, and will be lost if not exercised prior to that time, even if such redemption occurs at a time when conversion of the Debentures is in the best interests of the Holders. The right to convert Debentures submitted pursuant to the exercise by a Holder of its Repurchase Right will terminate at the close of business on the date prior to the date fixed for repurchase.

    The Indenture provides that a Holder may not convert any Debenture, and such Debenture shall not be convertible by any Holder, if as a result of such conversion any person would then be deemed to beneficially own, directly or constructively, more than 5% of the Issuer's outstanding Common Stock. Any attempted conversion in violation of the limitation set forth in the preceding sentence will be null and void AB INITIO as to the Holder, and the Holder will acquire no rights or economic interests in the Common Stock. Instead, Shares that such Holder would have received will automatically be exchanged for Excess Shares (see "Description of Common Stock--Issuance of Excess Shares"). For purposes of calculations as to any particular investor with respect to this limitation on beneficial ownership, the Issuer will include shares of Common Stock issuable upon conversion of Debentures held by that Holder and exclude shares of Common Stock issuable upon conversion of Debentures held by other Holders. Each Debenture bears a legend setting forth the above limitation. Subject to the above limitation, the right of conversion attaching to any Debenture may be exercised by the Holder by delivering the Debenture at the office of any of the Conversion Agents in New York, New York, London, England or Luxembourg, accompanied by a duly signed and completed notice of conversion in which the Holder is required to state that, upon such conversion, such Holder will not beneficially own, directly or constructively, more than 5% of the outstanding Common Stock. A notice of conversion may be obtained from the offices of any of the Conversion Agents. The conversion date shall be the date on which the Debenture and the duly signed and completed notice of conversion shall have been so delivered. Each Bearer Debenture delivered for conversion must be delivered with all unmatured related coupons. A Holder delivering a Debenture for conversion will not be required to pay any taxes or duties payable in respect of the issue or delivery of Common Stock on conversion, but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of the Common Stock in a name other than that of the Holder. Certificates representing shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid. Such certificates will be delivered to the address specified by the Holder in his completed notice of conversion as soon as practicable after all conditions to conversion have been satisfied.

    The Conversion Price is subject to adjustment in certain events, including
(a) dividends (and other distributions) payable in Common Stock or any class of capital stock of the Issuer or subdivisions, reclassifications or combinations of Common Stock, (b) the issuance to all holders of Common Stock of rights, warrants or options entitling them to subscribe for or purchase Common Stock or securities convertible into Common Stock at less than the then-current market price (as determined in accordance with the Debentures and the provisions of the Indenture), unless Holders of Debentures are entitled to receive the same upon conversion, (c) the issuance of Common Stock, or securities convertible into Common Stock, to any person at less than the then-current market price (as determined in accordance with the Debentures and the provisions of the Indenture), except with respect to below-market issuances in connection with employee or director benefit or incentive plans, (d) the issuance by the Operating

Partnership of OP Units or other equity interests in the Operating Partnership (collectively "OP Interests"), or securities convertible into OP Interests or Common Stock, to any person at less than the then-current market price (as determined in accordance with the Debentures and the provisions of the Indenture), except with respect to below-market issuances to the Issuer, or below-market issuances in connection with employee or director benefit or incentive plans and (e) distributions to all holders of Common Stock of evidences of indebtedness of the Issuer or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above, and excluding dividends and distributions paid in cash). With respect to clauses (c) and (d) above, the Indenture provides that issuances of Common Stock or OP Interests (or securities convertible into Common Stock or OP Interests) at a price not less than 90% of the then-current market price (as determined in accordance with the Debentures and the provisions of the Indenture) in connection with the acquisition of real property by the Company will be deemed to be an issuance of such Common Stock or OP Interests at the then-current market price. In addition, the Indenture provides that if Common Stock or OP Interests (or securities convertible into Common Stock or OP Interests) are to be issued on a deferred basis in connection with the acquisition of real property by the Company, the then-current market price of such Common Stock or OP Interests shall be determined in good faith by the Board of Directors.

    In addition to the foregoing adjustments, the Issuer is permitted to make such downward adjustments in the Conversion Price as it considers to be advisable in order that any event treated for United States federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the Common Stock. Adjustments in the Conversion Price of less than $0.25 will not be required, but any adjustment that would otherwise be required to be made will be taken into account in the computation of any subsequent adjustment. Fractional shares of Common Stock are not to be issued or delivered upon conversion, but, in lieu thereof, a cash adjustment will be paid based upon the then-current market price of Common Stock. Registered Debentures surrendered for conversion after the close of business on an Interest Record Date for payment of interest and before the close of business on the next succeeding Interest Payment Date must be accompanied by payment of an amount equal to the interest thereon that is to be paid on such Interest Payment Date. Subject to the foregoing, no payments or adjustments will be made upon conversion on account of accrued interest on the Debentures or for any dividends or distributions on any shares of Common Stock delivered upon such conversion. Notice of any adjustment of the Conversion Price will be given in the manner set forth herein under "--Notices."

    If at any time the Issuer makes a distribution of property to its stockholders that would be taxable to such stockholders as a dividend for United States federal income tax purposes (e.g, distribution of evidences of indebtedness or assets of the Issuer, but generally not stock dividends or rights to subscribe for Common Stock) and, pursuant to the antidilution provisions of the Debentures, the Conversion Price of the Debentures is reduced, such reduction may be deemed to be the payment of a taxable dividend to the Holders. Such a deemed dividend might be subject to a 30% or then-applicable United States withholding tax unless the Holder is entitled to a reduction of the tax under a tax treaty.

    In the event that the Issuer should merge with another entity, become a party to a consolidation, transfer all or substantially all its assets to another entity or reclassify or change its outstanding Common Stock, each Debenture then outstanding would, without the consent of any Holder, become convertible only into the kind and amount of securities, cash and other property receivable upon the merger, consolidation or transfer by a holder of the number of shares of Common Stock into which such Debenture might have been converted immediately prior to such transaction.

REDEMPTION

    Unless previously redeemed, converted or purchased and canceled by the Issuer, the Debentures will mature on December 15, 2002, and shall be redeemed at 100% of their principal amount. All Debentures redeemed by the Issuer prior to the maturity thereof will be canceled.

OPTIONAL REDEMPTION

    The Debentures may be redeemed in whole or in part (in any integral multiple of $10,000), at the option of the Issuer, at any time on or after June 15, 2002, upon notice given in accordance with "--Notices" below. In case of any such redemption, the redemption price will be 100% of the principal amount of the Debentures, plus accrued and unpaid interest to the date fixed for redemption (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on an Interest Payment Date). In the case of a redemption of the Debentures in part, selection of the Debentures for redemption will be made by the Trustee, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

TAX REDEMPTION

    The Debentures may be redeemed at any time if the Issuer shall determine that: (i) as a result of any change in, or amendment to, the laws or any regulations or rulings of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to, or change in, an official application or interpretation of such laws, regulations or rulings, which amendment or change is announced or becomes effective on or after the date of this Prospectus, the Issuer has or will become obligated to pay Additional Amounts on the Debentures, as described below under "--Payment of Additional Amounts," and such obligation cannot be avoided by the Issuer taking reasonable measures available to it; PROVIDED that no such notice of redemption shall be given earlier than 90 nor less than 30 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts were a payment in respect of the Debentures then due; PROVIDED FURTHER, that at the time such notice is given, (i) such obligation to pay such Additional Amounts remains in effect or (ii) such redemption is necessary to preserve the Issuer's status as a REIT under the Code. If either such determination is made, the Debentures may (x) in the case of (i) above, be redeemed in whole but not in part and (y) in the case of (ii) above, be redeemed in whole or from time to time in part (in any integral multiple of $10,000). In case of any such redemption, the redemption price will be 100% of the principal amount of the Debentures, plus accrued and unpaid interest to the date fixed for redemption. In the case of a redemption of the Debentures in part, selection of the Debentures for redemption will be made by the Trustee, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. The Issuer is required to deliver to the Trustee a certificate stating that the Company is entitled to effect such redemption and that the conditions precedent to the right of the Issuer to redeem the Debentures have occurred and an opinion of counsel stating that the legal conditions precedent to the right of the Issuer to effect such redemption have occurred.

MANDATORY REDEMPTION

    Except as set forth in the next succeeding paragraph, the Issuer shall redeem the Bearer Debentures as a whole but not in part at 100% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for redemption, less applicable withholding taxes, if any, plus any applicable Additional Amounts payable, in the event the Issuer determines that payment of principal, premium, if any, or interest on Bearer Debentures or related coupons outside the United States by the

Issuer or any Paying Agent would, under any present or future laws or regulations of the United States, be subject to any certification, identification or information reporting requirement with regard to the nationality, residence or identity of the beneficial owner of such Bearer Debenture or coupon who is a United States Alien (other than such a requirement
(a) that would not be applicable to a payment made by the Issuer or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, or (b) that can be satisfied by the custodian, nominee or other agent of the beneficial owner certifying that the beneficial owner is a United States Alien, PROVIDED that in each case referred to in clauses (a) (ii) and (b), payment to such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement). The Issuer shall make such determination on the basis of a written opinion of counsel and will notify the Trustee thereof as soon as practicable, stating in the notice the effective date of such requirement and the dates within which the redemption shall occur, and the Trustee shall give prompt notice thereof to the Holders in accordance with "--Notices" below. Such redemption of the Debentures must take place on a date determined by the Issuer upon at least 75 days' notice to the Trustee, not later than one year after the publication of the initial notice of the Issuer's determination of such requirement. Notwithstanding the foregoing, the Issuer shall not so redeem the Bearer Debentures if the Issuer, based on a written opinion of counsel, determines, not less than 30 days prior to the date fixed for redemption, that no such payment would be subject to any such requirement, in which case the Issuer shall notify the Trustee, which shall give prompt notice of that determination in accordance with "--Notices" below, and any earlier redemption notice shall thereupon be revoked and of no further effect.

    Notwithstanding the preceding paragraph, if and so long as the certification, identification or information reporting requirement referred to in the preceding paragraph would be fully satisfied by payment of United States withholding, backup withholding or similar taxes, the Issuer may elect, prior to publication of the notice of redemption and in lieu of redemption of the Bearer Debentures, to pay as Additional Amounts (regardless of item (d) under "--Payment of Additional Amounts") such amounts as are necessary in order that every net payment made outside the United States by the Issuer or a Paying Agent of the principal of, premium, if any, and interest on a Bearer Debenture or related coupon to a Holder who is a United States Alien (without regard to such certification, identification or information reporting requirement), after deduction for United States withholding, backup withholding or similar taxes (other than a tax (a) that would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of the preceding paragraph or (b) imposed as a result of the presentation of such Bearer Debenture or coupon for payment more than 10 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided in the Debenture or the related coupon to be then due and payable. If the Issuer elects to pay such Additional Amounts, and as long as it is obligated to pay such Additional Amounts, the Issuer may subsequently redeem the Bearer Debentures, at any time, in whole but not in part, at 100% of their principal amount, plus accrued and unpaid interest to the date fixed for redemption.

    Except as set forth in the two preceding paragraphs, the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Debentures.

 NOTICES OF REDEMPTION

    Notice of intention to redeem Debentures will be given as described under "--Notices" below. In the case of redemption of all Debentures, notice will be given not more than 60 nor less than 30 days prior to the date fixed for redemption.

    Notices of redemption will specify the date fixed for redemption, the applicable redemption price, the date the conversion privilege expires and, in the case of a partial redemption, the aggregate principal amount of Debentures to be redeemed, the aggregate principal amount of the Debentures which will be outstanding after such partial redemption, the last date on which exchanges or transfers of Debentures may be made pursuant to the provisions of "--Exchange and Transfer" above and the serial numbers of the Debentures and the portions thereof called for redemption.

    In addition, the Issuer may at any time and from time to time repurchase the Debentures in the open market or in private transactions at prices it considers attractive. Debentures repurchased by the Issuer will be canceled.

REPURCHASE RIGHTS

    Upon any Designated Event (as defined below) with respect to the Issuer, each Holder will have the right (the "Repurchase Right"), at such Holder's option, to require the Issuer to repurchase all of such Holder's Debentures on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice at a price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest, if any, to the Repurchase Date; PROVIDED, HOWEVER, that installments of interest due on an Interest Payment Date occurring on or prior to the Repurchase Date shall be payable to the registered Holders of the applicable Debentures on the relevant Interest Record Date.

    Within 30 days after the occurrence of a Designated Event, the Issuer is obligated to give notice (the "Company Notice") as provided in the Indenture of the occurrence of such Designated Event and the Repurchase Right arising as a result thereof. To exercise the Repurchase Right, a Holder must deliver, on or before the 30th day after the date of the Company Notice, irrevocable written notice to the Issuer (or an agent designated by the Issuer for such purpose), the Trustee and any Paying Agent, including such agent in Luxembourg, of such Holder's exercise of such right, together with the Debentures with respect to which the right is being exercised, duly endorsed for transfer. The submission of a Debenture pursuant to the exercise of a Repurchase Right will be irrevocable on the part of the Holder (unless the Issuer fails to repurchase the Debenture on the Repurchase Date) and the right to convert such Debenture will expire upon such submission.

    The Issuer will comply with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Debentures in connection with a Designated Event.

    On the Repurchase Date, the Issuer will, to the extent lawful, (i) accept for payment Debentures or portions thereof, or coupons tendered, (ii) deposit with the Paying Agents an amount equal to the purchase price in respect of all Debentures or portions thereof so tendered plus accrued and unpaid interest thereon payable on such Repurchase Date and (iii) deliver or cause to be delivered to the Trustee the Debentures so accepted, together with an officers' certificate stating the Debentures or portions thereof tendered to the Issuer. The Paying Agents shall, in accordance with the procedures set forth in "--Payments, Paying Agents and Conversion Agents," promptly pay to each Holder so accepted, payment in an amount equal to the purchase price for such Debentures plus accrued and unpaid interest thereon payable on such Repurchase Date. The Issuer will publicly announce the results of the offer to repurchase on or as soon as practicable after the Repurchase Date. There can be no assurance that the Issuer will have the financial resources necessary to repurchase the Debentures in such circumstances.

    "Designated Event" means a Change of Control or a Termination of Trading.

    A "Change of Control" will be deemed to have occurred when: (i) any "person" or "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "Beneficial Owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, including all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock (on a fully diluted basis, including for such purpose the impact of the redemption of OP Units held by such Person for shares of Common Stock but excluding the impact of the redemption of OP Units held by any other Person for shares of Common Stock) of the Issuer; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Issuer was approved by a vote of a majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;
(iii) the merger or consolidation of the Issuer or the Operating Partnership, as the case may be, with or into another person or the merger of another Person with or into the Issuer or the Operating Partnership, as the case may be, or the sale of all or substantially all the assets of the Issuer and the Company Subsidiaries taken as a whole to another Person (in each case, other than a person that is wholly-owned by the Issuer or the Permitted Holders), and, in the case of any such merger, consolidation or sale, the securities of the Issuer that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Issuer are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or (iv) the Issuer shall for any reason cease to be the sole general partner of the Operating Partnership.

    "Permitted Holders" means the Principals or any of their affiliates or family members.

    A "Termination of Trading" shall have occurred if the Common Stock (or other common stock into which the Debentures are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States for a period of 30 consecutive days.

    "Voting Stock" of a Person means all classes of capital stock or other interests (including partnership interests) of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

    Except as described above with respect to a Designated Event, the Indenture does not contain any other provisions that permit the Holders to require that the Issuer repurchase or redeem the Debentures in the event of a takeover, recapitalization or similar restructuring.

    The Designated Event purchase feature of the Debentures, insofar as it pertains to a Change of Control, may in certain circumstances make more difficult or discourage a takeover of the Issuer, and, thus, the removal of incumbent management. Such purchase feature, however, is not the result of management's knowledge of any specific effort to accumulate the Issuer's stock or to obtain control of the Issuer by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, such purchase feature is a result of negotiations between the Issuer and the Managers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer could decide to do so in the future.

Subject to the limitations on mergers, consolidations and sale of assets described herein, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness (including Senior Indebtedness and Subsidiary Indebtedness) outstanding at such time or otherwise affect the Issuer's capital structure or credit ratings. The payment of the purchase price of the Debentures is subordinated to the prior payment of Senior Indebtedness and Subsidiary Indebtedness as described under "--Subordination" above.

    Any future credit agreements or other agreements relating to indebtedness of the Issuer and the Company Subsidiaries may contain prohibitions or restrictions on the Issuer's ability to effect the repurchase of the Debentures. In the event a Designated Event occurs at a time when such prohibitions or restrictions are in effect, the Issuer could seek the consent of its lenders to purchase the Debentures or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such a consent or repay such borrowings, the Company will be effectively prohibited from purchasing the Debentures. The Company's agreement for its existing line of credit allows the lender to accelerate any indebtedness outstanding thereunder upon the occurrence of a Designated Event and prohibits the Issuer from repurchasing Debentures unless and until (a) such indebtedness under the line of credit is repaid, or
(b) the lender thereunder consents to such repurchase.

REGISTRATION RIGHTS

    Pursuant to a registration rights agreement dated the Issue Date, between the Issuer and the Managers (the "Registration Rights Agreement"), the Issuer agreed for the benefit of the Holders of the Restricted Debentures that (i) it would, at its cost, within 120 days after the Issue Date, file a shelf registration statement (the "Shelf Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to resales of the Restricted Debentures and the Restricted Shares, (ii) it would use its best efforts to have such Shelf Registration Statement be declared effective by the Commission within 180 days after the Issue Date, and (iii) the Issuer would maintain such Shelf Registration Statement continuously effective under the Securities Act until the second anniversary of the Issue Date (or, in the event that Rule 144(k) under the Securities Act is amended to provide for a shorter holding period, until the end of such shorter period) or such earlier date as of which all the Restricted Debentures and the Restricted Shares have been sold pursuant to such Shelf Registration Statement. If the Issuer fails to comply with clause (i) above then, at such time, the per annum interest rate on the Debentures will increase by 25 basis points. Such increase will remain in effect until the date on which such Shelf Registration Statement is filed, on which date the interest rate on the Debentures will revert to the interest rate originally borne by the Debentures plus any increase in such interest rate pursuant to the following sentence. If the Shelf Registration Statement is not declared effective as provided in clause (ii) above, then, at such time, and on each successive 30th day following such time, the per annum interest rate on the Debentures (which interest rate will be the original interest rate on the Debentures plus any increase or increases in such interest rate pursuant to the preceding sentence and this sentence) will increase by an additional 25 basis points; PROVIDED, that the interest rate will not increase by more than 50 basis points pursuant to this sentence and will not increase by more than 75 basis points pursuant to this sentence and the preceding sentence. Such increase or increases will remain in effect until the date on which such Shelf Registration Statement is declared effective, on which date the interest rate on the Debentures will revert to the interest rate originally borne by the Debentures. Pursuant to clause (iii) above, however, if the Issuer fails to keep the Shelf Registration Statement continuously effective for the period specified above, then at such time as the Shelf Registration Statement is no longer effective and on each date thereafter that is the successive 30th day subsequent to such time, and until the earliest of (i) the date that the Shelf Registration Statement is again deemed effective, (ii) the date that is the second anniversary of the date of the Issue Date (or, in the event that Rule 144(k) under the Securities Act is amended to provide for a shorter holding period, until the end of such shorter period) or (iii) the date as of which all the Restricted Debentures and the Restricted Shares are sold pursuant to the Shelf Registration Statement, the per annum interest rate on the Debentures will increase by an additional 25 basis points; PROVIDED, HOWEVER, that the interest rate will not increase by more than 50 basis points pursuant to this sentence. The Issuer is permitted to suspend the use of this Prospectus for a period not to exceed 45 days in any ninety day period under certain circumstances relating to pending corporate developments, public filings with the Commission and similar events.

    The Issuer will provide or cause to be provided to each Holder of Restricted Debentures and Restricted Shares copies of this Prospectus, notify or cause to be notified each such Holder when such Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Restricted Debentures and Restricted Shares. A Holder of Restricted Debentures or Restricted Shares that sells such securities pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in this Prospectus and to deliver this Prospectus to purchasers, is subject to certain of the civil liability provisions under the Securities Act in connection with such sales and is bound by the provisions of the Registration Rights Agreement that are applicable to such Holder (including certain indemnification and contribution rights and obligations). The Issuer has agreed to pay all expenses of the Shelf Registration Statement (other than underwriting and brokerage fees and discounts of such Holders and transfer fees and taxes applicable to such Holders).

    The Company has entered into registration rights agreements with the Principals and certain other holders of OP Units (the "OP Unit Holders"). Under these agreements, the Principals and certain of the OP Unit Holders received advance notice of the filing of the Shelf Registration Statement and, following conversion of their OP Units into shares of Common Stock and subject to certain conditions and limitations, were entitled to include in the Shelf Registration Statement shares of Common Stock received upon such conversion of the OP Units. None of the Principals or such OP Unit Holders elected to include in the Shelf Registration Statement such shares of Common Stock.

PAYMENTS, PAYING AGENTS AND CONVERSION AGENTS

    Principal of, premium, if any, and interest on Bearer Debentures is payable in United States dollars, subject to any applicable laws and regulations, at such paying agencies outside the United States, its territories and possessions as the Issuer may appoint from time to time and at which, at the option of the Holder, such payment will be made by United States dollar check drawn on a bank located in New York City, or (if arrangements satisfactory to the Trustee are made) by wire transfer to a United States dollar account maintained by the Holder at a bank outside the United States, its territories and possessions. Payment of principal of, and premium, if any, on Bearer Debentures will be made upon surrender of the Bearer Debentures, together with any coupons appertaining thereto, at the office of a Paying Agent outside the United States, its territories and possessions. Payment of interest on Bearer Debentures will be made upon surrender of the interest coupon pertaining to the relevant Interest Payment Date at a Paying Agent outside the United States, its territories and possessions.

    No payment on any Bearer Debenture or coupon will be made at any paying agency maintained by the Issuer in the United States, its territories and possessions, nor will any payment be made by transfer to an account in, or by mail to an address in, the United States, its territories or possessions.

    The principal of, premium, if any, and interest on Registered Debentures is payable in United States dollars. Payments of such principal and premium, if any, will be made against surrender of

Registered Debentures at the offices of the Paying Agents in New York City, a designated Western European city or Luxembourg (or such other Paying Agencies as may be specified in notices to the Holders in accordance with "--Notices" below) by United States dollar check drawn on, or, wire transfer (in the case of Holders of an aggregate principal amount of Debentures in excess of $250,000) to a United States dollar account maintained by such Holder with, a bank located in New York City. Payments of any installment of interest on Registered Debentures will be made by a United States dollar check drawn on a bank in New York City mailed to the Holder at such Holder's registered address or (if arrangements satisfactory to the Issuer and the Trustee are made) by wire transfer to a United States dollar account maintained by the Holder with a bank in New York City. Payment of such interest on any Interest Payment Date will be made to the person in whose name such Debenture is registered at the close of business on the Interest Record Date prior to the relevant Interest Payment Date. Accrued and unpaid interest payable on any Registered Debenture that is redeemed or repurchased upon a Designated Event will be payable against surrender of such Registered Debenture in the manner described above with respect to payments of principal on Registered Debentures, except Registered Debentures that are redeemed or repurchased on a date after the close of business on the Interest Record Date immediately preceding such Interest Payment Date and on or before the Interest Payment Date, on which interest will be paid to the Holder of record on the related Interest Payment Date.

    The Issuer may at any time, so long as there is no Default or Event of Default under the Indenture, terminate the appointment of the Trustee or any Paying or Conversion Agent and appoint a successor Trustee and additional or other Paying and Conversion Agents, or approve any change in the office through which the Trustee or any Paying or Conversion Agent acts, PROVIDED, that until the Debentures have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of, premium, if any, and interest on, the Debentures have been made available for such payment and either paid or returned to the Issuer as provided in the Indenture, a Paying and Conversion Agent will be maintained in New York City and in a Western European city for payments with respect to Registered Debentures and for the surrender of such Debentures for conversion, PROVIDED FURTHER that, so long as the Debentures are listed by the Issuer on the Luxembourg Stock Exchange and the rules of such Exchange shall so require, the Issuer will maintain a Transfer, Paying and Conversion Agent in Luxembourg, for payments with respect to Bearer and Registered Debentures and for the surrender of Debentures for conversion. Notice of any such termination or appointment and of any change in the office through which any Paying Agent or Conversion Agent will act will be given in accordance with "--Notices" below.

    Any payment on the Debentures due on any day which is not a Business Day will not be made on such day, but will be made on the next succeeding Business Day with the same force and effect as if made on such due date, and no interest shall accrue for the period from and after such date. "Business Day," as defined in the Indenture, when used with respect to any place of payment, place of conversion or any other place, as the case may be, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or that place of payment, place of conversion or other place, as the case may be, are authorized or obligated by law or executive order to close.

    Debentures may be surrendered for conversion, subject to any applicable laws and regulations, at the office of any Conversion Agent outside the United States. In addition, Registered Debentures may be surrendered for conversion at the office of the Conversion Agent in New York City. Debentures surrendered for conversion must be accompanied by appropriate notices (including a duly signed and completed notice of conversion), any unmatured coupons and any payment in respect of interest or taxes as applicable, as described above under "--Conversion Rights." As promptly as practicable on or after the conversion date in respect of any Debenture, the Issuer shall issue and deliver at the office of the applicable Conversion Agent a certificate or certificates for the number of full shares of Common Stock issuable upon conversion of such Debenture, together with payment in lieu of any fraction of a share.

    Bearer Debentures should be presented for payment together with all unmatured related coupons, failing which the amount of any missing unmatured related coupon will be deducted from the sum due for payment. Each amount so deducted will be paid in the manner mentioned above against surrender of the relevant missing coupon.

    If the Issuer reasonably and in good faith determines that it is not a "domestically controlled REIT," payments of principal upon redemption or repurchase, delivery of Shares upon conversion, or payments of cash, if any, in lieu of fractional shares upon conversion of a Debenture will be subject to applicable withholding (see "United States Federal Income Tax Considerations--United States Taxation of Foreign Holders of Debentures"), unless (i) the Holder provides the Issuer with written certification (the "Section 897 Certification"), in the form required by the Indenture stating either (x) that the aggregate value of all Debentures owned by such Holder on the last date any Debenture was purchased by such Holder did not exceed 5% of the value of the outstanding Common Stock on such date or (y) that such Holder is not a United States Alien, or (ii) the Issuer reasonably and in good faith determines that withholding is not otherwise required.

    All monies paid by the Issuer to a Paying Agent for the payment of principal of, premium, if any, or interest on any Debenture that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Issuer, and the Holder of such Debenture or any related coupon will thereafter look only to the Issuer for payment thereof; PROVIDED, HOWEVER, that payment of interest on a Bearer Debenture will be made only upon presentation of a coupon or upon making of any other proper demand for payment to the Issuer or to any agent appointed by the Issuer outside the United States or its territories and possessions.

PAYMENT OF ADDITIONAL AMOUNTS

    The Issuer will pay to the Holder of any Debenture or any related coupon who is a United States Alien such additional amounts (the "Additional Amounts") as may be necessary in order that every net payment of the principal of, premium, if any, and interest on, such Debenture, and any cash payments made in lieu of issuing Shares upon conversion of a Debenture, after withholding for or on account of any future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such Debenture or in such coupon to be then due and payable; PROVIDED, HOWEVER, that the foregoing obligations to pay Additional Amounts shall not apply to any one or more of the following:

         (a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between the Holder or the beneficial owner (or between a fiduciary, settlor, beneficiary, member or stockholder of, or a person holding a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the United States or any political subdivision or taxing authority thereof or therein including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, stockholder or person holding a power over such Holder) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had an office, fixed place of business or permanent establishment therein,
    (ii) such Holder's or beneficial owner's present or former status as a personal holding company, foreign personal holding company, passive foreign investment company, foreign private foundation or other foreign tax-exempt entity, or controlled foreign corporation for United States tax purposes or a corporation which accumulates earnings to avoid United States federal income tax, (iii) such Holder or beneficial owner (or such fiduciary, settlor, beneficiary member, stockholder or person holding a power over such Holder) making an election under United States federal income tax law the effect of which is to make payments of principal of, premium, if any, and interest on such Debenture subject to United States federal income tax; PROVIDED, HOWEVER, if failure to make such election would result in a higher tax liability related to the Debentures then such Holder shall not be deemed not to have made such election, or (iv) such Holder's status as a bank extending credit pursuant to a loan agreement entered into in the ordinary course of business;

         (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of such Debenture or any related coupon for payment on a date more than 10 days after the date on which such payment became due and payable or on the date on which payment thereof is duly provided, whichever occurs later;

         (c) any estate, inheritance, gift, sales, transfer or personal or intangible property tax or any similar tax, assessment or other governmental charge;

         (d) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or present or former connection with the United States of the Holder or beneficial owner of such Debenture or any related coupon if such compliance is required by statute, regulation or ruling or other administrative action of the United States or any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

         (e) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of, premium, if any, or interest on such Debenture or is payable as a result of any such payment being treated as a disposition of a United States real property interest;

         (f) any tax, assessment or other governmental charge imposed on interest received by a person holding, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Issuer entitled to vote;

         (g) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, premium, if any, or interest on any Debenture or interest on any coupon appertaining thereto if such payment can be made without such withholding by any other Paying Agent;

         (h) any tax, assessment or other governmental charge imposed on a Holder that is not the beneficial owner of such Debenture or that is a partnership or a fiduciary, but only to the extent that any beneficial owner, beneficiary or settlor with respect to such fiduciary or member of the partnership would not have been entitled to the payment of Additional Amounts had the beneficial owner, beneficiary, settlor or member directly received its beneficial or distributive share of payment on such Debenture;

         (i) any tax, assessment or other governmental charge which is imposed solely as a result of a Holder owning Debentures which, if converted, would result in any person owning, directly or constructively, more than 5% of the outstanding Common Stock; or

         (j)  any combination of items (a), (b), (c), (d), (e), (f), (g),
    (h) and (i).

EVENTS OF DEFAULT

    An Event of Default with respect to the Debentures is any one of the following events: (i) default in any payment when due of the principal of and premium, if any, with respect to any such Debenture, (ii) default for 30 days in the payment of any installment of interest or any required payment of any Additional Amounts on any such Debenture, (iii) default for 60 days after appropriate notice in the performance of any other covenant of the Issuer in the Debentures or the Indenture with respect to such Debentures, (iv) certain events of bankruptcy, insolvency or reorganization, (v) failure by the Issuer to comply with the provisions described under "--Repurchase Rights," (vi) acceleration of, or failure to pay when due upon maturity, any indebtedness for money borrowed by the Company (excluding such indebtedness or obligations for which recourse is limited to the Operating Partnership, the limited partners of the Operating Partnership (other than the Issuer), or real property owned by the Company) in an aggregate principal amount in excess of $20 million, which acceleration is not rescinded or annulled or which failure is not cured within 30 days after notice of acceleration or after such failure, as the case may be, or (vii) any judgment or judgments for the payment of money in an uninsured aggregate amount in excess of $20 million (excluding any judgment related to mortgages or notes payable which is secured by real property owned by the Company) shall be rendered against the Company and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by any judgment creditor to levy upon assets or properties of the Company to enforce such judgment. Most of the indebtedness of the Company is secured by real property owned by the Company. See "Properties--Mortgage and Other Debt."

    If any Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debentures then outstanding may (subject to certain restrictions) declare all the Debentures to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Debentures will become due and payable without further action or notice. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Event of Default or event that is or with the passage of time or the giving of notice or both would be an Event of Default (a "Default") (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Indenture provides that (x) neither the Issuer nor the Operating Partnership shall consolidate or merge with or into any person (whether or not the Issuer or the Operating Partnership, as the case may be, is the surviving corporation), and (y) the Issuer and the Company Subsidiaries may not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of their properties or assets, taken as a whole unless (i)(a) the Issuer or the Operating Partnership, as the case may be, is the surviving or continuing corporation or (b) the person formed by or surviving any such consolidation or merger (if other than the Issuer or the Operating Partnership, as the case may be), or the person which acquires by sale, assignment, transfer, lease, conveyance or other disposition such properties and assets is an entity organized or existing under the laws of the United States, any state hereof or the District of Columbia; (ii) the entity or person formed by or surviving any such consolidation or merger (if other than the Issuer or the Operating Partnership, as the case may be) assumes all the obligations of the Issuer under the Debentures and the Indenture pursuant to a supplemental agreement in a form reasonably satisfactory to the Trustee; (iii) such sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer and the Company Subsidiaries taken as a whole shall be as an entirety or virtually as an entirety to one person and such persons shall have assumed all the obligations of the Issuer under the Debentures and the Indenture pursuant to a supplemental agreement in a form reasonably satisfactory to the Trustee; (iv) immediately after such transaction no Default or Event of Default exists; and (v) the Issuer or such person shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such transaction and the supplemental agreement comply with the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied. Under certain circumstances described above involving a Change of Control, each Holder may have the right to require the Issuer to repurchase such Debentures. See "--Repurchase Rights."

MEETINGS, MODIFICATION AND WAIVER

    The Indenture contains provisions for convening meetings of the Holders to consider matters affecting their interest.

    The Indenture (including the terms and conditions of the Debentures and coupons) may be modified or amended by the Company and the Trustee without the consent of the Holders to (a) evidence the succession of another person to the Company and the assumption by any such successor of the covenants and obligations of the Company in the Indenture or the Debentures; (b) add to the covenants of the Company for the benefit of the Holders of Debentures or coupons, or to surrender any right or power herein conferred upon the Company,
(c) permit Registered Debentures to be exchanged for Bearer Debentures or payment of principal, premium, if any, and interest on Bearer Securities in the United States to the extent then permitted by United States tax laws and regulations, PROVIDED that no adverse consequences would result to any Holder;
(d) provide for the conversion rights of holders of Debentures in the event of a consolidation, merger or sale of substantially all of the assets of the Company;
(e) comply with the requirements of the Commission in connection with qualifying the Indenture under the Trust Indenture Act of 1939, as amended; (f) make any change to the subordination provisions that would limit or terminate the benefits available to holders of Senior Indebtedness or Subsidiary Indebtedness;
(g) add guarantees with respect to the Debentures or secure the Debentures; and
(h) cure any ambiguity or to correct or supplement any provision therein which may be inconsistent with any other provision therein or which is otherwise defective or make any other provisions with respect to matters or questions arising under the Debentures or the Indenture, PROVIDED such action pursuant to this clause (h) shall not adversely affect the interests of the Holders of Debentures or coupons.

    Modifications and amendments to the Indenture or to the terms and conditions of the Debentures may be made and future compliance with or any Default or Event of Default by the Issuer under any of the provisions thereof may be waived, or any acceleration thereunder annulled, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding (excluding for purposes of such calculation the aggregate principal amount of Debentures held by the Issuer or the Company Subsidiaries) or by the adoption of a resolution, at a meeting of Holders at which a Quorum is present and acting throughout, by not less than a majority in aggregate principal amount of the Debentures present or represented at such meeting (excluding for purposes of such calculation the aggregate principal amount of Debentures held by the Issuer or the Company Subsidiaries); PROVIDED, HOWEVER, that no such modification or amendment to the terms and conditions of the Debentures may, without the consent or the affirmative vote of the Holder of each Debenture affected thereby, (i) waive a Default or Event of Default in the payment of principal of, premium, if any, interest or Additional Amounts on any Debenture or the failure of the Issuer to repurchase Debentures in connection with any Designated Event; (ii) change the stated maturity of the principal of, premium, if any, or the time of payment for any installment of interest on any Debenture; (iii) reduce the principal amount of or the rate of interest on any such Debenture; (iv) change the obligation of the Issuer to pay Additional Amounts as described above (except as otherwise permitted by the Debentures or the Indenture); (v) change the coin or currency in which any Debenture or interest thereon is payable; (vi) adversely affect the right to convert any such Debenture or modify the rights of any Holder upon redemption; (vii) modify the subordination provisions of the Debenture in a manner adverse to the Holders;
(viii) reduce the requirements under the Indenture for quorum or voting, or reduce the percentage in principal amount of the outstanding Debentures the consent of whose Holders is required for any amendment or modification of the Indenture or the terms and conditions of the Debentures or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or the Debentures or certain defaults thereunder and their consequences) provided for in the Debentures; or (ix) change the obligation of the Issuer to maintain an office or agency in New York and a Western European city, and, so long as the Debentures are listed on the Luxembourg Stock Exchange and the rules of such Exchange shall so require, Luxembourg.

    The "Quorum" at any meeting called to adopt a resolution will be the persons holding or representing a majority in aggregate principal amount of the Debentures at the time outstanding (excluding for purposes of such calculation the aggregate principal amount of Debentures held by the Issuer or the Company Subsidiaries) and the quorum at any adjourned meeting will be persons holding or representing 25% in aggregate principal amount of the Debentures at the time outstanding (excluding for purposes of such calculation the aggregate principal amount of Debentures held by the Issuer or the Company Subsidiaries). Any instrument given by or on behalf of any Holder in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent Holders of such Debenture and related coupons. Any modifications, amendments or waivers to the Indenture or to the terms and conditions of the Debentures will be conclusive and binding on all Holders of Debentures and related coupons, whether or not they have given such consent or were present at any meeting, and on Holders of Debentures and related coupons, whether or not notation of such modifications, amendments or waivers is made upon the Debentures or related coupons.

NOTICES

    Notices to Holders will be given by publication in a leading daily newspaper in the English language of general circulation in New York City and in London and, so long as the Debentures are listed on the Luxembourg Stock Exchange, in a daily newspaper of general circulation in Luxembourg or, if publication in either London or Luxembourg is not practical, in any country in Western Europe. Such publications shall be made twice, the first publication to be not earlier than the earliest date and the second publication to be made not later than the latest date prescribed in the Indenture for giving such notice. Such publication is expected to be made in The Wall Street Journal (Eastern Edition), The Financial Times and The Luxembourg Wort. In addition, notices to Holders of Registered Debentures will be given by mail to the addresses of such Holders as they appear in the register maintained by the

Registrar on the day 15 days prior to such mailing. Such notices will be deemed to have been given on the date of such publication or mailing.

REPLACEMENT OF DEBENTURES AND RELATED COUPONS

    Debentures (including related coupons, if any) that become mutilated, destroyed, stolen or lost will be replaced by the Issuer at the expense of the Holder upon delivery to the Trustee of the Debentures and related coupons or evidence of the loss, theft or destruction thereof satisfactory to the Issuer and the Trustee. In the case of a lost, stolen or destroyed Debenture or related coupons, an indemnity satisfactory to the Issuer and the Trustee may be required at the expense of the Holder of such Debenture or related coupons before a replacement Debenture or related coupons, as the case may be, will be issued.

GOVERNING LAW

    The Debentures, the related coupons and the Indenture are governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of law rules.

CONCERNING THE TRUSTEE

    Chase Manhattan Trustees Limited is the Trustee under the Indenture. The Issuer may in the future maintain deposit accounts and conduct other banking transactions with the Trustee in the ordinary course of business.

                             DESCRIPTION OF COMMON STOCK

    The following summary of the terms of the Common Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles and the Issuer's Bylaws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

GENERAL

    The total number of shares of all classes of stock that the Issuer has authority to issue is 220,000,000, initially consisting of 10,000,000 shares of preferred stock, par value $.01 per share ("preferred stock of the Issuer"), 100,000,000 shares of Common Stock, and 110,000,000 shares of excess stock, par value $.01 per share (the "Excess Shares"). The Issuer's Articles provide that the Board of Directors (as used herein the term "Board of Directors" includes any duly authorized committee thereof) may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock. The terms of any capital stock classified or reclassified by the Board of Directors pursuant to the Articles shall be set forth in Articles Supplementary filed with the Maryland State Department of Assessments and Taxation prior to the issuance of any such capital stock.



RIGHTS OF HOLDERS OF COMMON STOCK

    Subject to the provisions of the Articles regarding Excess Shares, the holders of the outstanding shares of Common Stock have full voting rights, one vote for each share held of record. Subject to the provisions of the Articles regarding Excess Shares and the rights of holders of preferred stock of the Issuer, holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution, or winding up of the Issuer (but subject to the provisions of the Articles and the rights of holders of preferred stock of the Issuer), the assets legally available for distribution to holders of Common Stock shall be distributed ratably among such holders. Holders of Common Stock have no preemptive or other subscription or conversion rights, and no liability for further calls upon shares. The Common Stock is not subject to assessment.

    The Transfer Agent and Registrar for the Common Stock is First Chicago Trust Company of New York.

    Pursuant to the Articles and the Issuer's Bylaws, shareholders of the Issuer are entitled to receive advance notice of annual and special meetings of shareholders of the Issuer. Notice is given to a shareholder when it is personally delivered to him, left at his residence or usual place of business, or mailed to him at his address as it appears on the Issuer's records.



    Under the Maryland General Corporation Law (the "MGCL"), a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. The Articles do not provide for a lesser percentage in such situations.


RESTRICTIONS ON TRANSFER

    For the Issuer to qualify as a REIT under the Code, (i) not more than 50% in value of its outstanding capital stock (after taking into account options to acquire capital stock) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year and (iii) certain percentages of the Issuer's gross income must be from particular activities (see "United States Federal Income Tax Considerations--Taxation of the Company" and "--Requirements for Qualification"). Because the Board of Directors believes it is essential for the Issuer to continue to qualify as a REIT, the Articles restrict the ownership and transfer of shares of the Issuer's capital stock.

    Subject to certain exceptions specified in the Articles, no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 5% of the number or value of the issued and outstanding capital stock of the Issuer. The attribution of ownership provisions are complex and may cause capital stock owned directly or indirectly by a group of related individuals or entities to be deemed to be owned by one individual or entity.
As a result, the acquisition of less than 5% in value or in number of capital stock (or the acquisition of an interest in an entity which owns capital stock) by an individual or entity could cause that individual or entity (or another individual or entity) to be deemed to own in excess of 5% in value or in number of the outstanding capital stock of the Issuer, and thus subject such capital stock to the Ownership Limit. The Board of Directors, in its sole discretion, may waive the Ownership Limit with respect to stockholders, but is under no obligation to do so. As a condition of such waiver, the Board of Directors may require opinions of counsel satisfactory to it or an undertaking from the applicant with respect to preserving the REIT status of the Issuer. The Articles exclude from the Ownership Limit certain persons and their respective families and affiliates ("Excluded Participants") but provide that no Excluded Participant may own (directly or indirectly) more than a specified percentage of Common Stock as determined in accordance with the Articles (such Excluded Participant's "Percentage Limitation").

    The Articles provide that any purported transfer or issuance of shares, or other event, that would (i) result in a person owning capital stock in excess of the Ownership Limit or the Percentage Limitation, as appropriate, (ii) result in the shares of Common Stock and preferred stock being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) cause the Issuer to become "closely held" under Section 856(h) of the Code (determined without regard to Code

Section 856(h)(2) and by deleting the words "the last half of" in the first sentence of Code Section 542(a)(2) in applying Code Section 856(h)) or
(iv) result in the disqualification of the Issuer as a REIT (collectively, the "Prohibited Events"), that is not otherwise permitted as provided above, will be null and void AB INITIO as to the intended transferee or purported owner and the intended transferee or purported owner will acquire or retain no rights to, or economic interest in, those shares of capital stock.

ISSUANCE OF EXCESS SHARES

    The Articles provide that in the event of a purported transfer of capital stock or other event that would, if effective, result in a Prohibited Event, such capital stock will automatically be exchanged for Excess Shares, to the extent necessary to ensure that the purported transfer or other event does not result in the Prohibited Event. Outstanding Excess Shares will be held in trust. The trustee of such trust shall be appointed by the Issuer and shall be independent of the Issuer, any purported record or beneficial transferee and any beneficiary of such trust (the "Beneficiary"). The Beneficiary shall be one or more charitable organizations selected by the trustee.

    The Articles further provide that Excess Shares shall be entitled to the same dividends as the shares of capital stock exchanged for Excess Shares (the "Original Shares"). The trustee, as record holder of the Excess Shares, shall be entitled to receive all dividends and distributions in respect of such Excess Shares as may be authorized and declared by the Board of Directors and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The trustee shall also be entitled to cast all votes that holders of the Excess Shares are entitled to cast. Excess Shares in the hands of the trustee shall have the same voting rights as Original Shares. Upon the liquidation, dissolution or winding up of the Issuer, each Excess Share shall be entitled to receive ratably with each other share of capital stock of the same class or series as the Original Shares, the assets of the Issuer distributed to the holders of such class or series of capital stock. The trustee shall distribute to the purported transferee the amounts received upon such liquidation, dissolution, or winding up of the Issuer, but only up to the amount paid by such purported transferee, or the market price for the Original Shares on the date of the purported transfer, if no consideration was paid by such transferee, and subject to additional limitations and offsets set forth in the Articles.

    If, after the purported transfer or other event resulting in an exchange of capital stock for Excess Shares, dividends or distributions are paid with respect to the Original Shares, then such dividends or distributions are to be repaid to the trustee for the benefit of the Beneficiary. While Excess Shares are held in trust, Excess Shares may be transferred by the trustee only to a person whose ownership of the Original Shares will not result in a Prohibited Event. At the time of any permitted transfer, the Excess Shares will be automatically exchanged for the same number of shares of the same type and class as the Original Shares. The Articles contain provisions that prohibit the purported transferee of the Excess Shares from receiving in return for such transfer an amount that reflects any appreciation in the Original Shares during the period that such Excess Shares were outstanding. The Articles require any amount received by a purported transferee in excess of the amount permitted to be received to be paid to the Beneficiary.

    The Articles further provide that the Issuer may purchase, for a period of 90 days during the time the Excess Shares are held in trust, all or any portion of the Excess Shares at the lesser of the price paid for the capital stock by the purported transferee (or if no consideration was paid, fair market value at the time of such transaction) or the market price of such shares as determined in accordance with the Articles. The 90-day period begins on the date of the prohibited transfer if the purported transferee gives notice to the Board of Directors of the transfer or, if no such notice is given, the date the Board of Directors determines that a prohibited transfer has been made.

    The aforementioned provisions of the Articles will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Amendments to the Articles require the affirmative vote of at least 66-2/3% of the shares entitled to vote. In addition to preserving the Issuer's status as a REIT, the Ownership Limit may have the effect of precluding an acquisition of control of the Issuer without the approval of the Board of Directors.

    All certificates representing shares of Common Stock bear a legend referring to the restrictions described above.

    All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% of the outstanding capital stock must file an affidavit with the Issuer containing the information specified in the Articles within 30 days after January 1 of each year. In addition, certain significant stockholders shall upon demand be required to disclose to the Issuer in writing such information with respect to the direct, indirect and constructive ownership of shares as the Board of Directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

LIMITATION OF LIABILITY OF DIRECTORS

    The Articles include provisions which limit the liability of directors and officers to the fullest extent permitted under the Maryland General Corporation Law. In addition, the Issuer has entered into indemnification agreements with each of the Issuer's officers and directors.

                   UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    THE FOLLOWING SUMMARY OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS BASED ON CURRENT LAW AND DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF TAXATION THAT MAY BE RELEVANT TO HOLDERS OF THE DEBENTURES OR THE COMMON STOCK IN LIGHT OF THEIR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES.

    EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO IT OF THE PURCHASE, OWNERSHIP AND SALE OF SECURITIES IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

GENERAL

    The Issuer has made an election to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1994. In the opinion of O'Melveny & Myers LLP, tax counsel to the Issuer, the Issuer is organized and has operated in such a manner as to qualify the Issuer for taxation as a REIT under the Code and its proposed future method of operation will enable the Issuer to continue to so qualify. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by the Issuer as to factual matters. In addition, this opinion is based upon the factual representations of the Issuer concerning the Company's business and properties as set forth in the documents incorporated by reference in this Prospectus and assumes that the actions described in the documents incorporated by reference in this Prospectus are completed in a timely fashion. Moreover, such qualification and taxation as a REIT depends on the Issuer's ability to meet on a continuing basis, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code on REITs, some of which are summarized below, the results of which will not be reviewed by O'Melveny & Myers LLP. Accordingly, no assurance can be given that the Issuer actually satisfies the REIT tests or will continue to do so. See "-- Failure to Qualify" below.

    The sections of the Code relating to qualification and operation as a REIT, and the United States federal income tax treatment of a REIT and its securityholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. O'Melveny & Myers LLP has acted as tax counsel to the Company in connection with the offering of the Debentures.

TAXATION OF THE COMPANY

    In any year in which the Issuer qualifies as a REIT, in general, it will not be subject to federal income tax on that portion of its taxable income or capital gain which is distributed to stockholders. The Issuer will, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.

    Notwithstanding its qualification as a REIT, the Issuer may also be subject to taxation in certain other circumstances. If the Issuer should fail to satisfy the 75% or the 95% gross income test (as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the greater of the amount by which the Issuer fails either the 75% or the 95% test, multiplied by a fraction intended to reflect the Issuer's profitability. The Issuer will also be subject to a tax of 100% on net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property) and, if the Issuer has (i) net income from the sale or other disposition of "foreclosure property" (generally, property acquired by reason of a default on indebtedness or a lease) which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if the Issuer should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, the Issuer would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Issuer may also be subject to the corporate "alternative minimum tax," on its items of tax preference, as well as tax in certain situations not presently contemplated. Each of the Management Companies is taxed on its income at regular corporate rates. The Issuer uses the calendar year for federal income tax purposes and for financial reporting purposes.

REQUIREMENTS FOR QUALIFICATION

    To qualify as a REIT, the Issuer must elect to be so treated and must meet the requirements, discussed below, relating to the Issuer's organization, sources of income, nature of assets, and distributions of income to stockholders.

    ORGANIZATIONAL REQUIREMENTS. The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors;
(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code); and (7) which meets certain other tests, described below, regarding the nature of its income and assets.
The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For taxable years of the Issuer beginning on or after January 1, 1998, the Issuer will be treated as having satisfied condition (6) if it complies with the regulatory requirements to request information from its shareholders regarding their actual ownership of the Issuer's stock, and does not know, or exercising reasonable diligence would not have known, that it failed to satisfy such condition. If the Issuer fails to comply with these regulatory requirements for any such taxable year it will be subject to a penalty of $25,000, or $50,000 if such failure was intentional. However, if the Issuer's failure to comply was due to reasonable cause and not willful neglect, no penalties will be imposed. The Articles provide for restrictions regarding transfer of its capital stock, in order to assist the Issuer in continuing to satisfy the share ownership requirements described in (5) and (6) above. Such transfer restrictions are described in "Description of Common Stock--Restrictions on Transfer."

    GROSS INCOME TESTS. In order for the Issuer to maintain its qualification as a REIT, there are three requirements relating to the Issuer's gross income that must be satisfied annually. First, at least 75% of the Issuer's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or temporary investment income. Second, at least 95% of the Issuer's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property and from dividends, other types of interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing. Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Issuer's gross income (including gross income from prohibited transactions) for each taxable year. For taxable years of the Issuer beginning on or after January 1, 1998, this 30% of gross income limitation need not be satisfied.

    In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for federal income tax purposes. Thus, the Issuer's proportionate share of the assets, liabilities and items of income of the Operating Partnership and the Property Partnerships will be treated as assets, liabilities and items of income of the Issuer for purposes of applying the REIT requirements described herein.


    Rents received by the Issuer will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an owner of 10% or more of the REIT, directly or constructively, owns 10% or more of such tenant.
Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, except that the Company may directly perform certain services other than services which are considered "rendered to the occupant" of the property and are not "usually or customarily rendered" in connection with the rental space for occupancy only. For taxable years of the Issuer beginning on or after January 1, 1998, a de minimis amount of up to 1% of the gross income received by the Company from each property is permitted to be from the provision of non-customary services without disqualifying all other amounts received form such property as "rents from real property." However, such de minimis amount itself will not qualify as "rents from real property" for purposes of the 75% and 95% gross income tests.


    The Management Companies (which will not satisfy the independent contractor standard) as manager for the Operating Partnership and Property Partnerships (other than West Acres Center), will provide certain services with respect to the Centers (other than West Acres Center) and any newly-acquired property of the Operating Partnership or a Property Partnership. The Issuer believes that all services provided by the Management Companies to the Operating Partnership or Property Partnerships will be of the type usually or customarily rendered in connection with the rental of space for occupancy only, and therefore, that the provision of such services will not cause the rents received with respect to the Centers or newly-acquired centers to fail to qualify as rents from real property for purposes of the 75% and 95% gross income tests. If the Operating Partnership or a Property Partnership contemplates providing services in the future that reasonably might be expected not to meet the "usual or customary" standard, it will arrange to have such services provided by an independent contractor from which neither the Operating Partnership nor the Property Partnership receives any income.

    Any gross income derived from a prohibited transaction is taken into account in applying the 30% income test necessary to qualify as a REIT (and the net income from that transaction is subject to a 100% tax). The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. The Operating Partnership and the Issuer believe that no asset owned by the Operating Partnership, the Property Partnerships or the Issuer is held for sale to customers and that sale of any Center and associated property will not be in the ordinary course of business of the Operating Partnership, the relevant Property Partnership or the Issuer. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Nevertheless, the Issuer and the Operating Partnership will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Issuer can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of business."

    It is anticipated that, for purposes of the gross income tests, the Issuer's investment in the Centers through the Operating Partnership and Property Partnerships will in major part give rise to qualifying income in the form of rents and gains on the sales of Centers. Moreover, substantially all income derived by the Issuer from the Management Companies will be in the form of dividends on the stock of such entities owned by the Operating Partnership. Although such dividends will satisfy the 95%, but not the 75% gross income test (as discussed above), the Issuer anticipates that non-qualifying income on its investments (including such dividend income) will not result in the Issuer failing any of the three gross income tests.

    Even if the Issuer fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if the Issuer's failure to meet such tests is due to reasonable cause and not due to willful neglect, the Issuer attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Issuer would be entitled to the benefit of these relief provisions. As discussed above in "United States Federal Income Tax Considerations--Taxation of the Company," even if these relief provisions apply, a tax would be imposed with respect to the excess of 75% or 95% of the Issuer's gross income over the Issuer's qualifying income in the relevant category, whichever is greater, reduced by approximated expenses. There is no comparable relief provision which could mitigate the consequences of a failure to satisfy the 30% gross income limitation.

    ASSET TESTS. The Issuer, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Issuer's total assets must be represented by real estate assets (including (i) its allocable share of real estate assets held by partnerships in which the Issuer owns an interest and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Issuer), cash, cash items and government securities. Second, not more than 25% of the Issuer's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Issuer may not exceed 5% of the value of the Issuer's total assets and the Issuer may not own more than 10% of any one issuer's outstanding voting securities. The Issuer's investment in the Centers through its interests in the Operating Partnership and Property Partnerships will constitute qualified assets for purposes of the 75% asset test.

    The Operating Partnership owns 100% of the non-voting preferred stock of each of the Management Companies. By virtue of its partnership interest in the Operating Partnership, the Issuer will be deemed to own its pro rata share of the assets of the Operating Partnership, including the securities of such entities.

    Because the Operating Partnership will not own any of the voting securities of the entities that constitute the Management Companies, the 10% limitation on holdings of the voting securities of any one issuer will not be violated. In addition, based upon a comparison of the total estimated value of the securities of such entities to be owned by the Operating Partnership to the estimated value of the total assets to be owned by the Operating Partnership and the Issuer, the Issuer has represented that the Issuer's pro rata share of the value of the securities of each such entity has not exceeded, and is not expected to exceed in the future, 5% by value of the total assets owned by the Issuer. This 5% limitation must be satisfied not only on the date that the Issuer (directly or through the Operating Partnership) acquires securities of such entities, but also at the end of any quarter in which the Issuer so increases its interest in such entities or so acquires other property. In this respect, if any limited partner of the Operating Partnership exercises its rights to redeem OP Units and the Issuer satisfies the Operating Partnership's obligation upon such exercise with shares of Common Stock, the Issuer will thereby increase its proportionate (indirect) ownership interest in such entities, thus requiring the Issuer to meet the 5% test in any quarter in which such rights are exercised. Although the Issuer plans to take steps to ensure that it satisfies the 5% value test for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful or will not require a reduction in the Operating Partnership's overall interest in the Management Companies.


    ANNUAL DISTRIBUTION REQUIREMENTS. The Issuer, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 95% of the Issuer's REIT taxable income (computed without regard to the dividends paid deduction and excluding the Issuer's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Issuer timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration.
To the extent that the Issuer does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular ordinary and capital gains corporate tax rates, as applicable. For taxable years of the Issuer beginning on or after January 1, 1998, the Issuer may designate all or a portion of its undistributed capital gains as being includable in the income of its stockholders as gain from the sale or exchange of a capital asset, which stockholders would receive an increase in the basis of their stock in the Issuer in the amount of such income recognized. Such stockholders would also be treated as having paid their proportionate share of the capital gains tax imposed on the Issuer on such undistributed amounts and would receive a corresponding decrease in the basis of their stock in the Issuer. Furthermore, if the Issuer should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Issuer would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Issuer has made and intends to make timely distributions sufficient to satisfy all annual distribution requirements.


    It is possible that, from time to time, the Issuer may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at the Issuer's taxable income. Further, it is possible that, from time to time, the Issuer may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds its allocable share of cash attributable to that sale. Additionally, the Issuer may incur cash expenditures that are not currently deductible for tax purposes. As such, the Issuer may have less cash available for distribution than is necessary to meet its annual 95% distribution requirement or to avoid tax with respect to capital gain or the excise tax imposed on certain undistributed income. To meet the 95% distribution requirement necessary to qualify as a REIT or to avoid tax with respect to the excise tax imposed on certain undistributed income, the Issuer may find it appropriate to arrange for short-term (or possibly long-term) borrowings or to pay distributions in the form of taxable stock dividends. Any such borrowings for the purpose of making distributions to stockholders are required to be arranged through the Operating Partnership.


    Under certain circumstances relating to any IRS audit adjustments that increase income, the Issuer may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in the Issuer's deduction for dividends paid for the earlier year. Thus, the Issuer may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Issuer will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

    Pursuant to applicable Treasury Regulations, in order to be able to elect to be taxed as a REIT, the Issuer must maintain certain records and request certain information from its stockholders designed to disclose the actual ownership of its stock. The Issuer has complied and intends to continue to comply with such requirements.

FAILURE TO QUALIFY

    If the Issuer fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Issuer will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Issuer fails to qualify will not be deductible by the Issuer nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Issuer will also be disqualified from taxation as a REIT for the four taxable years following the year during which the Issuer ceased to qualify as a REIT. It is not possible to state whether in all circumstances the Issuer would be entitled to such statutory relief.

UNITED STATES TAXATION OF DOMESTIC HOLDERS OF DEBENTURES

    EXCHANGES OF DEBENTURES. Neither the exchange of interests in the temporary Global Debentures for Bearer Debentures or Registered Debentures, nor the exchange of (i) Bearer Debentures for Registered Debentures, (ii) Bearer Debentures for other Bearer Debentures, or (iii) Registered Debentures for other Registered Debentures should be a taxable event to Holders, and Holders should not recognize any taxable gain or loss as result of such an exchange. Additionally, the conversion of a Debenture into Common Stock pursuant to a Holder's conversion rights should not be a taxable event to such Holder.

    MARKET DISCOUNT. If a Debenture is acquired by a subsequent purchaser at a "market discount," some or all of any gain realized upon a disposition (including a sale or a taxable exchange) or payment at maturity of such Debenture may be treated as ordinary income. "Market discount" with respect to a security is, subject to a de minimis exception, the excess of (1) the stated redemption price of the security over (2) such Holder's tax basis in the security. The amount of market discount treated as having accrued will be determined either on a ratable basis, or, if the Holder so elects, on a constant interest method. Upon any subsequent disposition (including a gift or payment at maturity) of such Debenture (other than in connection with certain nonrecognition transactions), the lesser of any gain on such disposition (or appreciation, in the case of a gift) or the portion of the market discount that accrued while the Debenture was held by such Holder will be treated as ordinary interest income at the time of the disposition. In lieu of including accrued market discount in income at the time of disposition, a Holder may elect to include market discount in income currently. Unless a Holder so elects, such Holder may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such Debenture until the Holder disposes of the Debenture.

    ACQUISITION PREMIUM. If a Holder is treated as acquiring Debentures at a premium (generally, the Holder's tax basis over the remaining principal amount of the Debentures, but excluding any premium attributable to the conversion feature of the Debentures), and holds such Debentures as a capital asset under
Section 1221 of the Code, such Holder may elect under Section 171 of the Code to amortize such premium using a constant yield method. Amortizable premium is treated as an offset to interest income on the Debentures, rather than a separate interest deduction. Premium allocable to the Debentures for which an amortization election is not made should be allocated among the payments on the Debentures representing stated redemption price and be allowed as an ordinary deduction as such payments are made (or for a Holder using the accrual method of accounting, when such payments become due).

    DISPOSITION OF DEBENTURES. A Holder will recognize gain or loss upon the sale, redemption, retirement or other disposition of such Debentures: such gain or loss will generally be equal to the difference between (i) the amount of cash and the fair market value of property received and (ii) the Holder's adjusted tax basis (including any accrued market discount previously included in income by the Holder and reduced by any previous payments with respect to the Debentures) in such Debentures. Subject to the market discount rules discussed above, gain or loss recognized will be capital gain or loss, provided such Debentures are held as capital assets by the Holder.

    BACKUP WITHHOLDING. Under the backup withholding rules, a Holder may be subject to backup withholding at a rate of 31% unless such Holder (a) is a corporation or comes within certain other exempt categories and when required demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholdings, and otherwise complies with applicable requirements of the backup withholding rules. A Holder that does not provide the Issuer with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against a Holder's income tax liability.

    THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF HIS PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. EACH HOLDER

SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF THE DEBENTURES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, OR SUBSEQUENT VERSIONS THEREOF.

UNITED STATES TAXATION OF FOREIGN HOLDERS OF DEBENTURES

    Under present United States federal income and estate tax law, and subject to the discussion below concerning information reporting and backup withholding:

         (a) payments of principal of, premium, if any, and interest on the Debentures by the Issuer or any of its paying agents to any Holder who is not a United States Person (as defined below) will not be subject to United States withholding tax; PROVIDED, HOWEVER, that in the case of interest and original issue discount (i) the Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote, (ii) the Holder is not a controlled foreign corporation for United States tax purposes that is related to the Issuer through stock ownership, (iii) the Holder is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business and (iv) in the case of Registered Debentures that the Issuer, or the person who would otherwise be required to withhold tax from such distributions, is provided with a statement, signed under penalties of perjury, identifying the Holder and stating, among other things, that the Holder is not a United States Person. If such statement, or any other required statement, is not provided in the case of Registered Debentures, 30% withholding will apply, unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Debentures is income that is effectively connected with a trade or business within the United States by such non-United States Person. In the latter case, and with respect to either Registered or Bearer Debentures, such non-United States Person will be subject to United States federal income tax at regular rates and will be required to file a United States income tax return;

         (b) assuming the Issuer is at all times "a domestically controlled REIT," a Holder who is not a United States Person will not be subject to United States federal income tax on any gain realized on the sale, exchange, conversion or redemption of a Debenture unless (i) the gain is effectively connected with the conduct by the Holder of a trade or business in the United States, or (ii) in the case of gain realized by an individual Holder, the Holder is present in the United States for 183 days or more in the year of the sale, and certain other conditions are met;

         (c) if the Issuer no longer qualifies as a "domestically controlled REIT," then the proceeds of any disposition of a Debenture for federal income tax purposes (including any payments of principal of, premium, if any, and interest on, a Debenture) by a Holder who is not a United States Person would be subject to a 10% withholding tax, and the Holder would be subject to United States income tax thereon (which would require the filing of a United States income tax return). Such withholding tax would be refundable to the extent that it exceeded such Holder's substantive United States liability, if any. However, such Holder will not be subject to such withholding tax or subject to United States income tax, as long as the aggregate value of all Debentures owned by such Holder on the last date any Debentures were purchased by such Holder did not exceed 5% of the value of the outstanding Common Stock on such date;

         (d) a Debenture held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to United States federal estate tax as a result of such individual's death, if at the time of death the individual did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote, unless such individual held the Debenture in connection with a United States trade or business; and

         (e) if at any time the Issuer makes a distribution of property to its stockholders that would be taxable to such stockholders as a dividend for United States federal income tax purposes (e.g., distributions of evidences of indebtedness or assets of the Issuer, but generally not stock dividends or rights to subscribe for Common Stock) and, pursuant to the antidilution provisions of the Debentures, the Conversion Price of the Debentures is reduced, such reduction may be deemed to be the payment of a taxable dividend to Holders. Such a deemed dividend might be subject to a 30% or then applicable United States withholding tax unless the Holder is entitled to a reduction of the tax under a tax treaty.

    A "domestically controlled REIT" is defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Issuer will be a "domestically controlled REIT"; however, there can be no assurance that it will retain its status as such.

    Certain payments to noncorporate persons of interest on and principal of obligations, and of the proceeds from the sale of obligations, are subject to information reporting and may be subject to a backup withholding tax at a rate of 31%. Under current United States federal income tax law and regulations, neither information reporting nor backup withholding will apply to payments of interest on and principal of a Debenture made by the Issuer or any of its paying agents or to payments of the proceeds of the sale of a Debenture if the Issuer or its paying agents do not have actual knowledge that the beneficial owner of the Debenture is a United States Person and if (i) with respect to a Bearer Debenture or coupon, such payments are made outside the United States, and (ii) with respect to a Registered Debenture, the beneficial owner of the Debenture certifies under penalty of perjury that it is not a United States Person. However, if payments of interest on or principal of, or the proceeds of a sale of, a Debenture are collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of the beneficial owner of a Bearer Debenture, and, if such custodian, nominee or agent is a (i) United States Person, (ii) a controlled foreign corporation for United States tax purposes, or (iii) a foreign person 50% or more of whose gross income is from a United States trade or business, payments of interest and principal in respect of the Debenture, or the proceeds of a sale of the Debenture, made by such custodian, nominee or agent to the beneficial owner may be subject to information reporting unless such custodian, nominee or agent has sufficient documentary evidence in its records that the beneficial owner is not a United States Person or the beneficial owner otherwise establishes an exemption. Currently, such payments are not subject to backup withholding. If payments of interest, principal, premium, if any, or the proceeds of the sale of a Debenture are collected by the United States office of a custodian, agent or nominee acting on behalf of the beneficial owner, information reporting and backup withholding will apply to payments made by such custodian, agent or nominee to the beneficial owner unless such owner certifies under penalty of perjury that it is not a United States Person or otherwise established an exemption.

    The discussion set forth above is dependent, among other things, on the accuracy of representations made to the Issuer by the Managers that they have in effect procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling the Debentures are aware that the Debentures cannot be offered or sold during the restricted period to a person who is within


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

the United States who is a United States Person, except as permitted by United States Treasury Regulations.

    As used in this section, "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction, "United States Person" means any citizen or resident of the United States, a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof and any estate or trust the income of which is subject to United States federal income taxation regardless of its source, and "restricted period" has the meaning given such term in the regulations promulgated under Section 163(f) of the Code.

TAXATION OF TAXABLE DOMESTIC STOCKHOLDERS

    As long as the Issuer qualifies as a REIT, distributions made to the Issuer's taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Issuer's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.
Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a stockholders's shares, such distributions will be included in income as capital gain assuming the shares are a capital asset in the hands of the stockholder. In addition, any distribution declared by the Issuer in October, November or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Issuer and received by the stockholder on December 31 of such year, PROVIDED that the distribution is actually paid by the Issuer during January of the following calendar year. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of the Issuer.

    In general, any loss upon a sale or exchange of shares by a stockholder who has held such shares for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from the Issuer required to be treated by such stockholder as long-term capital gain.

    BACKUP WITHHOLDING. The Issuer will report to its U.S. stockholders and the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (a) is a corporation or comes within certain other exempt categories and when required, demonstrates this fact, or
(b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholdings, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Issuer with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Issuer may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their nonforeign status to the Issuer. See "United States Federal Income Tax Considerations--Taxation of Foreign Stockholders."

    TREATMENT OF TAX-EXEMPT STOCKHOLDERS. Distributions from the Issuer to a tax-exempt employee pension or trust or other domestic tax-exempt stockholder generally will not constitute "unrelated business taxable income" ("UBTI") unless the stockholder has borrowed to acquire or carry the Common Stock. For taxable years beginning after December 31, 1993, however, qualified trusts that hold more than 10% (by value) of certain REIT's may be required to treat a certain percentage of such a REIT's distributions as UBTI. This requirement will apply only if (1) the REIT would not qualify for federal income tax purposes but for application of a "look-through" exception to the "five or fewer" requirement applicable to shares held by qualified trusts and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A DE MINIMIS exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For those purposes, a qualified trust is any trust described in section 401(a) of the Code and exempt from tax under section 501(a) of the Code. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "five or fewer" requirement without relying upon the "look-through" exception. The restrictions on ownership of the Common Stock in the Articles will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing the Common Stock, absent approval by the Board of Directors.

TAXATION OF FOREIGN STOCKHOLDERS

    The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively. "Non-U.S. Stockholders") are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in shares, including any reporting requirements.


    Distributions that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Issuer as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Issuer. Such distributions will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution unless a applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the shares is treated as effectively connected with the Non-U.S. Stockholders's conduct of a United States trade or business, the Non-U.S. Stockholder generally will be subject to a tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions (and may also be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation). The Issuer expects to withhold United States income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Stockholder unless (i) a lower treaty rate applies or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with the Issuer claiming that the distribution is effectively connected income. For this purpose, distributions made after December 31, 1998 to a foreign account will be presumed to be made to a Non-U.S. Stockholder. Distributions in excess of current and accumulated earnings and profits of the Issuer will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of a stockholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholder's shares, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares in the Issuer, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. However, amounts thus withheld are refundable if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Issuer.

    For any year in which the Issuer qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business and will result in such Non-U.S. Stockholder being required to file a United States income tax return. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Moreover, tax on such gains would be imposed on a Non-U.S. Stockholder regardless of whether the appreciation of the United States real property interests sold or exchanged by the Company resulting in such gains occurred during or prior to such stockholder's ownership of his shares. Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption. The Issuer is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Issuer as a capital gains dividend. This amount is creditable against the Non-U.S. Stockholder FIRPTA tax liability.

    Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be taxed under FIRPTA if the Issuer is a "domestically controlled REIT." As described above, it is currently anticipated that the Issuer will be a "domestically controlled REIT," although there can be no assurance that it will retain its status as such. If the Issuer is not "domestically controlled," gain recognized by a Non-U.S. Stockholder will continue to be exempt under FIRPTA if such person at no time owned more than five percent of the Common Stock of the Issuer. However, gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) investment in the shares is effectively connected with the Non-U.S. Stockholder's United States trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for more than 182 days during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of shares were to be subject to taxation under FIRPTA the Non-U.S. Stockholder will be subject to the same treatment as U.S stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

    If the proceeds of a sale of shares are paid by or through a U.S. office of a broker, the payment is subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a non-U.S. office of a non-US. broker. U.S. information reporting requirements (but not backup withholding) will apply, however, to a payment of disposition proceeds outside the U.S. if: (i) the payment is made through an office outside the U.S. of

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a broker that is: (a) a United States Person; (b) a foreign person that derives
50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S.; or (c) a "controlled foreign corporation" for U.S. federal income tax purposes; and (ii) the broker fails to initiate documentary evidence that the shareholder is a Non-U.S. Stockholder and that certain conditions are met or that the Non-U.S. Stockholder otherwise is entitled to a exemption.

TAX ASPECTS OF THE ISSUER'S INVESTMENTS IN PARTNERSHIPS

    GENERAL. The Issuer holds direct or indirect interests in the Operating Partnership and the Property Partnerships (each individually a "Partnership" and, collectively, the "Partnerships"). In general, partnerships are "pass-through" entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The Issuer will include its proportionate share of the foregoing items of the Partnerships for purposes of the various REIT income tests and in the computation of its REIT taxable income. See "United States Federal Income Tax Considerations--Requirements for Qualification--Gross Income Tests." Any resultant increase in the Issuer's REIT taxable income will increase its distribution requirements (see "United States Federal Income Tax Considerations--Requirements for Qualification--Annual Distribution Requirements"), but will not be subject to federal income tax in the hands of the Issuer provided that such income is distributed by the Issuer to its stockholders. Moreover, for purposes of the REIT asset tests (see "United States Federal Income Tax Considerations--Requirements for Qualification--Asset Tests"), the Issuer will include its proportionate share of assets held by the Partnerships.

    TAX ALLOCATIONS WITH RESPECT TO CONTRIBUTED PROPERTIES.  Pursuant to
Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed principally by way of contributions of appreciated property. Consequently, the Partnership Agreement requires such allocation to be made in a manner consistent with Section
704(c) of the Code.

    In general, the limited partners of the Operating Partnership will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the Partnerships of the contributed assets. This will tend to eliminate the Book-Tax Difference over the life of the Partnerships. However, the special allocation rules of Section 704(c) do not always rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Under the applicable Treasury Regulations, such special allocations of income and gain and depreciation deductions must be made on a property-by-property basis. Depreciation deductions resulting from the carryover basis of a contributed property are used to eliminate the Book-Tax Difference by allocating such deductions to the non-contributing partners (i.e., the REIT and the other non-contributing partners) up to the amount of their share of book depreciation. Any remaining tax depreciation for the contributed property would be allocated to the partners that contributed the property. The Operating Partnership intends to elect the traditional method of rectifying the Book-Tax Difference under the applicable

Treasury Regulations, pursuant to which, if depreciation deductions are less than the non-contributing partners' share of book depreciation, then the non-contributing partners lose the benefit of these deductions ("ceiling rule"). When the property is sold, the resulting tax gain is used to the extent possible to eliminate the Book-Tax Difference (reduced by any previous book depreciation). Because of the application of the ceiling rule it is anticipated that tax depreciation will be allocated substantially in accordance with the percentages of OP Units held by the Issuer and the limited partners of the Operating Partnership, notwithstanding Section 704(c) of the Code. Thus, the carryover basis of the contributed assets in the hands of the Partnerships will cause the Company to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book depreciation allocated to it, and possibly the economic and book income or gain allocated to it as a result of such sale. This may cause the Issuer to recognize taxable income in excess of cash proceeds, which might adversely affect the Issuer's ability to comply with the REIT distribution requirements. See "United States Federal Income Tax Considerations--Requirements for Qualification--Annual Distribution Requirements."

OTHER TAX CONSIDERATIONS

    THE MANAGEMENT COMPANIES. A portion of the cash to be used by the Operating Partnership to fund distributions to partners, including the Issuer, is expected to come from the Management Companies through dividends on the stock that will be held by the Operating Partnership. The Management Companies will receive income from the Operating Partnership, the Property Partnerships (other than West Acres Center) and unrelated third parties. Because the Issuer, the Operating Partnership and the Management Companies are related through stock ownership, income of the Management Companies from services performed for the Issuer and the Operating Partnership may be subject to certain rules under which additional income may be allocated to the Management Companies. The Management Companies will pay federal and state income tax at the full applicable corporate rates on their income prior to payment of any dividends. The Management Companies will attempt to minimize the amount of such taxes, but there can be no assurance whether, or the extent to which, measures taken to minimize taxes will be successful. To the extent that the Management Companies are required to pay federal, state, or local taxes, the cash available for distribution by the Issuer to stockholders will be reduced accordingly.

    POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX CONSEQUENCES. Prospective holders of Securities should recognize that the present federal income tax treatment of investment in the Issuer may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of investment in the Issuer.

    STATE AND LOCAL TAXES. The Company and its holders of Securities may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its holders of Securities may not conform to the federal income tax consequences discussed above. Consequently, prospective holders of Securities should consult their own tax advisors regarding the effect of state and local tax laws on an investment in any Securities.

                                    LEGAL MATTERS

    The validity of the issuance of the Offered Securities and certain tax matters will be passed upon for the Company by O'Melveny & Myers LLP.


                                       EXPERTS


       The financial statements and financial statement schedule of the Issuer incorporated in this Prospectus by reference to the Issuer's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and the combined statement of certain revenues and certain expenses of Vintage Faire Associates and Billings Associates for the year ended December 31, 1995, incorporated in this Prospectus by reference to the Issuer's Current Report on Form 8-K/A (event date November 30, 1996), have been audited by Coopers & Lybrand L.L.P., independent accountants, as indicated in each of its reports thereon included therein and incorporated herein by reference.

    The combined statement of certain revenues and certain expenses of Buenaventura Mall, Fresno Fashion Fair and Huntington Beach Mall for the fiscal year ended December 31, 1995, incorporated in this Prospectus by reference to the Issuer's Current Report on Form 8-K/A (event date December 30, 1996), has been audited by KPMG Peat Marwick LLP, independent accountants, as indicated in its report thereon included therein and incorporated herein by reference.

    The combined statement of certain revenues and certain expenses of South Towne Center and South Towne Marketplace for the fiscal year ended December 31, 1996, incorporated in this Prospectus by reference to the Issuer's Current Report on Form 8-K/A (event date August 6, 1997), has been audited by Ernst & Young LLP, independent accountants, as indicated in its report thereon included therein and incorporated herein by reference.

    Each of the above-referenced financial statements, schedules and reports is incorporated herein by reference in reliance upon the authority of the respective firms as experts in accounting and auditing.

                                       GLOSSARY

    Unless the context otherwise requires, the following terms shall have the meanings set forth below for the purposes of this Prospectus.

    "Anchor" means a department store or other large retail store tenant.

    "Articles" means the Issuer's Articles of Amendment and Restatement, as amended by the articles supplementary filed with the Maryland State Department of Assessments and Taxation on May 30, 1995.

    "Bearer Debentures" means definitive Debentures in bearer form with coupons attached.

    "Bearer Global Debenture" means the temporary global Debenture in bearer form deposited with a common depository in London for Cedel and Euroclear on the Issue Date which initially represented the Regulation S Debentures issued in bearer form.

    "Centers" means, collectively, the 26 Regional Shopping Centers and three Community Shopping Centers in which the Company presently has ownership interests, each being a "Center."

    "Common Stock" means common stock, $.01 par value per share, of the Company.

    "Company" means the Issuer and those entities owned or controlled by the Issuer, which entities include the Operating Partnership and the Property Partnerships, other than the Property Partnerships which own the Joint Venture Centers.

    "Company Subsidiaries" means the Operating Partnership, the Property Partnerships (including the Property Partnerships which own the Joint Venture Centers), the Management Companies and all other subsidiaries of the Issuer, whether now or hereafter existing, formed or acquired.

    "Debentures" means the 7-1/4% Convertible Subordinated Debentures due 2002 of the Issuer.


    "Funds from Operations" or "FFO" means net income (loss), assuming full conversion of all OP Units, excluding gains (losses) from debt restructuring and sales of property, plus depreciation and amortization (excluding depreciation on personal property and amortization of loan and financial instrument costs), and after adjustments for unconsolidated entities.

    "Global Debentures" means the Reg S Global Debentures and the Restricted Global Debentures.

    "Issue Date" means June 27, 1997, the date on which the Debentures were originally issued.

    "Issuer" means The Macerich Company.

    "Joint Venture Centers" means the Centers which are not wholly-owned by the Company.

    "Macerich" means The Macerich Company, a Maryland corporation.

    "Management Companies" means Macerich Property Management Company and Macerich Management Company, both California corporations.

    "Managers" means Lazard Capital Markets, Lehman Brothers International (Europe) and UBS Limited, the managers of the initial offering of the Debentures.

    "Offered Debentures" means the Restricted Debentures which are being offered and sold by the Selling Securityholders pursuant to this Prospectus.

    "Offered Securities" means the Offered Debentures and the Offered Shares.

    "Offered Shares" means the Common Stock issued or issuable upon conversion of the Offered Debentures.

    "OP Units" means limited partnership interests in the Operating
Partnership.

    "Operating Partnership" means The Macerich Partnership L.P., a Delaware limited partnership.


    "Participants" means holders of the OP Units.


    "Partnership Agreement" means the Amended and Restated Limited Partnership Agreement, dated as of March 16, 1994, as amended to date, the partnership agreement of the Operating Partnership.

    "Principals" means Mace Siegel, Arthur M. Coppola, Dana K. Anderson and Edward C. Coppola.

    "Property Partnerships" means the single purpose entities that hold title to the Centers, which entities are jointly owned by the Issuer and the Operating Partnership and, in the case of entities which own the Joint Venture Centers, third-party joint venture partners.

    "QIBs" or "Qualified Institutional Buyers" means qualified institutional buyers as defined in Rule 144A under the Securities Act.

    "REIT" means a real estate investment trust under the Code.

    "Registered Debentures" means definitive Debentures in registered form without coupons, and includes the Restricted Debentures unless the context requires otherwise.

    "Registered Global Debenture" means the temporary global Debenture deposited with a common depository in London for Cedel and Euroclear on the Issue Date which initially represented the Regulation S Debentures issued in registered form.

    "Reg S Global Debentures" means the Bearer Global Debenture and the Registered Global Debenture.

    "Regulation S" means Regulation S under the Securities Act, as in effect on the date hereof.

    "Regulation S Debentures" means the Debentures issued in registered form without coupons and in bearer form with coupons outside the United States in accordance with Regulation S, and includes the Reg S Global Debentures.

    "Restricted Debentures" means the Debentures issued in registered form without coupons offered to QIBs in the United States and includes the Restricted Global Debentures.

    "Restricted Global Debentures" means the global Debenture or global Debentures deposited with DTC which represent the Restricted Debentures.

    "Restricted Shares" means the shares of Common Stock issuable upon conversion of the Restricted Debentures.

    "Rule 144A" means Rule 144A under the Securities Act.

    "Securities" means the Debentures and the Shares.

    "Shares" means the Common Stock issuable upon conversion of the Debentures.

    "Total Market Capitalization" means the sum of (i) the aggregate market value of the outstanding shares of Common Stock, assuming full redemption of OP Units for shares of Common Stock, and (ii) the total mortgages and notes payable of the Company including a pro rata share of the total mortgages and notes payable of the Joint Venture Centers.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER SINCE THE DATE HEREOF.
                                     -----------

                                  TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . .      2
Incorporation of Certain Documents by Reference . . . . . . . . . . . . .      2
The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
Ratio of Earnings to Fixed Charges. . . . . . . . . . . . . . . . . . . .     12
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12
Selling Securityholders . . . . . . . . . . . . . . . . . . . . . . . . .     12
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . .     15
Description of Debentures . . . . . . . . . . . . . . . . . . . . . . . .     17
Description of Common Stock . . . . . . . . . . . . . . . . . . . . . . .     39
United States Federal Income Tax Considerations . . . . . . . . . . . . .     43
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     57
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     57
Glossary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     58



                                     THE MACERICH
                                       COMPANY


                                     $119,380,000
                                  7-1/4% CONVERTIBLE
                               SUBORDINATED DEBENTURES
                                       DUE 2002

                                         AND

                                 3,835,502 SHARES OF
                                     COMMON STOCK


                                 -------------------

                                      PROSPECTUS

                                 -------------------


                                  DECEMBER __, 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       PART II
                      INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The expenses in connection with the registration and sale of the Securities are as follows:

   SEC registration fee. . . . . . . . . . . . . . . . . . . .  $ 36,175
   Printing and engraving expenses . . . . . . . . . . . . . .    15,000
   Accounting fees and expenses. . . . . . . . . . . . . . . .    30,000
   Legal fees and expenses . . . . . . . . . . . . . . . . . .    75,000
   Fees and expenses of Trustee. . . . . . . . . . . . . . . .     7,500
   Fees and expenses of Transfer Agent . . . . . . . . . . . .     7,500
   Miscellaneous expenses. . . . . . . . . . . . . . . . . . .    13,825
                                                                --------

    Total. . . . . . . . . . . . . . . . . . . . . . . . . . .  $185,000
                                                                --------
                                                                --------
-------------------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The MGCL permits a corporation formed in Maryland to include in its charter a provision eliminating or limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for (i) active and deliberate dishonesty established by a final judgment as being material to that cause of action or (ii) actual receipt of an improper benefit or profit in money, property or services. The Issuer's Articles include such a provision which limits such liability to the fullest extent permitted by the MGCL.

    The Articles authorize the Issuer to indemnify its present and former officers and directors and to pay or reimburse reasonable expenses in advance of the final disposition of the proceeding to the maximum extent permitted from time to time by the laws of Maryland. The Bylaws of the Issuer obligate it to indemnify and advance reasonable expenses to present and former directors and officers to the maximum extent permitted by Maryland law. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. In addition, the MGCL requires the Issuer, as conditions to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Issuer as authorized by the applicable Bylaws or partnership agreement and (b) a written statement by him or on his behalf to repay the amount paid or reimbursed by the Issuer if it shall ultimately be determined that the standard of conduct was not met. The MGCL requires a corporation (unless its charter provides otherwise, which the Issuer's Articles do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. The Bylaws also (i) permit the Issuer to provide indemnification and advance expenses to a present or former director or officer who served a predecessor of the Issuer in such capacity, and to any employee or agent of the Issuer or a predecessor of the Issuer, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by the applicable bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under
Section 2-418 of the MGCL for directors of Maryland corporations and (iii) permit the Issuer to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by Section 2-418 of the MGCL for directors of Maryland corporations.

    The Partnership Agreement of the Operating Partnership also provides for indemnification of the Issuer and its officers and directors to the same extent that indemnification is provided to officers and directors of the Issuer in the Articles, and limits the liability of the Issuer and its officers and directors to the Operating Partnership and its partners to the same extent that liability of officers and directors of the Issuer is limited under the Articles.

    The Issuer and the Operating Partnership have entered into indemnification agreements with each of the Issuer's officers and directors. The indemnification agreements require, among other things, that the Issuer and the Operating Partnership indemnify the Issuer's officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related reasonable expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Issuer and the Operating Partnership must also indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements, and cover officers and directors under the Issuer's directors' and officers' liability insurance. Although this form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles and the Bylaws of the Issuer and the Partnership Agreement of the Operating Partnership, it provides greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors, by the stockholders or by the partners of the Operating Partnership to eliminate the rights it provides.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------

4.1 Indenture, dated as of June 27, 1997, by and between the Registrant and Chase Manhattan Trustees Limited, as trustee, with respect to the Debentures (including forms of certificates for the Debentures) (filed as Exhibit 4.1 to the Issuer's Current Report on Form 8-K, event date June 20, 1997, and incorporated herein by reference).

4.2 Registration Rights Agreement, dated as of June 27, 1997, by and among the Registrant, Lazard Capital Markets, Lazard Freres & Co. LLC, Lehman Brothers International (Europe), and UBS Limited (filed as
         Exhibit 4.2 to the Issuer's Current Report on Form 8-K, event date June 20, 1997, and incorporated herein by reference).

4.3      Articles of Amendment and Restatement of the Issuer
         (included as an exhibit to the Issuer's Registration Statement on Form S-11, as amended (No. 33-68964), and incorporated herein by reference).

4.4 Articles Supplementary (included as an exhibit to the Issuer's Current Report on Form 8-K, event date May 30, 1995, and incorporated herein by reference).

4.5 Bylaws of the Issuer (included as an exhibit to the Issuer's Registration Statement on Form S-11, as amended (No. 33-68964), and incorporated herein by reference).

5.1 Opinion of O'Melveny & Myers LLP regarding the legality of the Offered Securities.*

8.1      Opinion of O'Melveny & Myers LLP regarding certain tax matters.

12.1     Computation of Ratio of Earnings to Fixed Charges.

23.1 Consent of Coopers & Lybrand L.L.P. (relating to report on financial statements and financial statement schedule of the Issuer included in the Issuer's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and to report on combined statement of certain revenues and certain expenses of Vintage Faire Associates and Billings Associates for the fiscal year ended December 31, 1995).

23.2 Consent of Ernst & Young LLP (relating to report on combined statement of certain revenues and certain expenses of South Towne Center and South Towne Marketplace for the fiscal year ended December 31, 1996).*

23.3     Consent of O'Melveny & Myers LLP (contained in Exhibits 5.1 and 8.1).

23.4 Consent of KPMG Peat Marwick LLP (relating to report on combined statement of certain revenues and certain expenses of Buenaventura Mall, Fresno Fashion Fair and Huntington Beach Mall for the fiscal year ended December 31, 1995).

24.1     Power of Attorney.*

25.1 Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Chase Manhattan Bank.

_____________________
* Previously filed.

ITEM 17.  UNDERTAKINGS

    The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information otherwise required to be included in a post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information otherwise required to be included in a post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


(b) The undersigned registrant hereby further undertakes:

         (1) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on December 22, 1997.

                             THE MACERICH COMPANY


                             By:          /s/ Richard A. Bayer
                                -----------------------------------------
                                  Richard A. Bayer
                                  GENERAL COUNSEL AND SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                      Title                    Date
          ---------                      -----                    ----



              *                Chairman of the Board of     December 22, 1997
----------------------------   Directors
         Mace Siegel



              *                Vice Chairman of the         December 22, 1997
----------------------------   Board of Directors and
      Dana K. Anderson         Chief Operating Officer

              *                Director, President and      December 22, 1997
----------------------------   Chief Executive Officer
      Arthur M. Coppola        (Principal Executive
                               Officer)



              *                Director, Executive Vice     December 22, 1997
----------------------------   President and Director of
      Edward C. Coppola        Acquisitions



              *                Director                     December 22, 1997
----------------------------
       James S. Cownie



              *                Director                     December 22, 1997
----------------------------
    Theodore S. Hochstim



              *                Director                     December 22, 1997
----------------------------
       Fred S. Hubbell



              *                Director                     December 22, 1997
----------------------------
      Stanley A. Moore



              *                Director                     December 22, 1997
----------------------------
    Dr. William P. Sexton



 /s/  Thomas E. O'Hern         Senior Vice President,       December 22, 1997
----------------------------   Chief Financial Officer
      Thomas E. O'Hern         and Treasurer (Principal
                               Financial Officer and
                               Principal Accounting
                               Officer)



-------------------

* By: /s/ RICHARD A. BAYER
      --------------------
      Richard A. Bayer
      ATTORNEY-IN-FACT